UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OSI Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

12525 Chadron Avenue

Hawthorne, California 90250

January 5, 2010

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of OSI Systems, Inc., which will be held at 11:00 a.m., local time, on February 19, 2010, at the Company’s principal offices at 12525 Chadron Avenue, Hawthorne, California. All holders of OSI Systems, Inc. common stock as of the close of business on December 22, 2009 are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card.

The expected actions to be taken at the Annual Meeting are described in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. We have also included a copy of our Annual Report on form 10-K for the fiscal year ended June 30, 2009, which I encourage you to read. It includes our financial statements and information about our operations, markets and products.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person.

You may vote by sending in your Proxy Card or, if indicated on your Proxy Card, by telephone or Internet voting.

All shareholders may also choose to vote in person at the meeting.

Thank you for your ongoing support and continued interest in OSI Systems, Inc.

Sincerely,

Victor S. Sze
Secretary

12525 Chadron Avenue

Hawthorne, California 90250

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held February 19, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of OSI Systems, Inc., a California corporation (the “Company”), will be held at 11:00 a.m., local time, on February 19, 2010, at the Company’s principal offices, 12525 Chadron Avenue, Hawthorne, California, 90250, for the following purposes:

1. To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified;

2. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010;

3. To approve the reincorporation of the Company from California to Delaware; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, containing consolidated financial statements, is included with this Proxy Statement.

The Board of Directors has fixed the close of business on December 22, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

By Order of the Board of Directors

Victor S. Sze
Secretary

Dated: January 5, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE PROMPTLY.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE OR, IF GIVEN THE OPTION, YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET VOTING.

ANY OF THESE METHODS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

OSI SYSTEMS, INC.

12525 Chadron Avenue

Hawthorne, California 90250

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the “Company”) for use at its Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”), to be held at 11:00 a.m., local time, on February 19, 2010, at the Company’s principal offices at 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof.

The Company is making its proxy materials, which include the Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and its most recent Annual Report on Form 10-K (“Proxy Materials”), available to all shareholders of record on December 22, 2009.

In order to direct your vote without attending the Annual Meeting you must complete and mail the Proxy Card or voting instruction card enclosed, postage pre-paid envelope or, if indicated on the Proxy Card that you receive, by telephone or Internet voting. Please refer to the Proxy Card for instructions.

When a proxy is properly submitted, the shares it represents will be voted in accordance with any directions noted thereon. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy as more fully described on your Proxy Card. In addition, a shareholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

At the close of business on December 22, 2009, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 17,673,749 shares of common stock, without par value (“Common Stock”). A majority of the shares outstanding on the record date, present in person at the Meeting or represented at the Meeting by proxy, will constitute a quorum for the transaction of business. Shares that are voted “FOR,” “AGAINST,” “ABSTAIN” or “WITHHELD” for a proposal are treated as being present at the Meeting for purposes of establishing a quorum. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. In voting for directors, however, if any shareholder gives notice at the Annual Meeting prior to voting of an intention to cumulate votes, then each shareholder has the right to cumulate votes and to give any one or to allocate among any of the nominees whose names have been placed in nomination prior to voting a number of votes equal to the number of directors to be elected (i.e., six) multiplied by the number of shares which the shareholder is entitled to vote. Unless the proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

A Proxy Card, when properly submitted by Internet, telephone or mail, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting of Shareholders and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for the purposes of determining a quorum. “Broker non-votes”

means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

Proposal One.    Directors are elected by a plurality and the nominees who receive the most votes will be elected. Beginning with shareholder meetings held on or after January 1, 2010, Proposal One will be considered a “non routine” matter under NASDAQ Stock Market (“NASDAQ”) rules and, accordingly, brokerage firms and nominees will not have the authority to vote their customers’ unvoted shares on Proposal One or to vote their customers’ shares if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will decrease the number of votes cast in director elections.

Proposal Two.    To be approved, the ratification of Moss Adams LLP, as the Company’s independent registered accounting firm must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Proposal Two is considered a “routine” matter under NASDAQ rules and, accordingly, brokerage firms and nominees have the authority to vote their customers’ unvoted shares on Proposal Two as well as to vote their customers’ shares where the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on Proposal Two.

Proposal Three.    To be approved, the re-incorporation of the Company from the State of California to the State of Delaware must receive the affirmative vote of the majority of the outstanding shares of Common Stock. Proposal Three is considered a “non routine” matter under NASDAQ rules and, accordingly, brokerage firms and nominees do not have the authority to vote their customers’ unvoted shares on Proposal Three or to vote the customers’ shares if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against Proposal Three.

It is anticipated that the Proxy Materials will be mailed on or about January 11, 2010. The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Proxy Materials. Proxies may be solicited personally, by mail, by e-mail, over the Internet, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore. We have also engaged MacKenzie Partners, Inc., to assist in our solicitation efforts and provide related advice and informational support. The total of all fees for such services, including for the reimbursement of expenses, is not expected to exceed $40,000 in the aggregate.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

ELECTION OF DIRECTORS

(Proposal No. 1 of the Proxy Card)

Nominees

The Board of Directors consists of six members. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

The six candidates nominated for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Leslie E. Bider and David T. Feinberg. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Shareholders in 2010, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If a quorum is present and voting, the six nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present only for purposes of determining if a quorum is present.

The nominees for election as directors at this meeting are as follows:

Name	Age	Position	Director Since
Deepak Chopra	59	Chairman of the Board of Directors, Chief Executive Officer and President	1987
Ajay Mehra	47	Director, Executive Vice President, and President of Security division	1996
Steven C. Good(1)(2)(3)(4)	67	Director	1987
Meyer Luskin(1)(2)(3)(4)	84	Director	1990
Leslie E. Bider(1)(3)	59	Director	2006
David T. Feinberg	47	Director	—

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Governance Committee
(4)	Member of Executive Committee

Business Experience

Deepak Chopra is President and Chief Executive Officer of the Company. He also serves as Chairman of the Board of Directors. Mr. Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of several of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor Electronics from the University of Massachusetts, Amherst.

Ajay Mehra is Executive Vice President of the Company and President of the Company’s Security division. Mr. Mehra is also a member of the Company’s Board of Directors. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice President. Mr. Mehra became a Director in March 1996. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Steven C. Good has served as a Director of the Company since September 1987. He is a Senior Partner in the accounting firm of Good, Swartz, Brown & Berns, a division of JH Cohn LLP. He founded Good, Swartz, Brown & Berns in 1976, and has been active in consulting and advisory services for businesses in various sectors, including the manufacturing, garment, medical services and real estate development industries. Mr. Good founded California United Bancorp and served as its Chairman through 1993. From 1997 until the company was sold in 2006, Mr. Good served as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Mr. Good currently serves as a Director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc., each of which is listed on the New York Stock Exchange. He also formerly served as a Director of California Pizza Kitchen, Inc. from 2005 to 2008, Youbet.com from 2006 to 2008, and the Walking Company Holdings, Inc. from 1997 to 2009. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles and attended its Graduate School of Business.

Meyer Luskin has served as a Director of the Company since February 1990. Since 1958, Mr. Luskin has served as a Director of Scope Industries, which is engaged principally in the business of recycling and processing food waste products into animal feed and has also served as its President, Chief Executive Officer and Chairman since 1961. Mr. Luskin currently also serves as a Director of Myricom, Inc., a computer and network infrastructure company, and as a Director of the Board of Advisors of the Santa Monica – UCLA Medical Center and Orthopedic Hospital. Mr. Luskin also serves as a trustee of the Orthopedic Hospital. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles and a Masters in Business Administration from Stanford University.

Leslie E. Bider has served as a Director of the Company since September 2006. Mr. Bider is currently Chief Executive Officer of Pinnacle Care, Inc. a Health Advisory Company. Between 2007 and 2008, Mr. Bider served as Chief Strategist of ITU Ventures, a venture capital firm, and between 1987 and 2005, Mr. Bider served as Chairman and Chief Executive Officer of Warner Chappell Music, Inc. Prior to that, Mr. Bider was Chief Financial Officer and Chief Operating Officer of Warner Bros. Music. Mr. Bider currently serves on the board of directors of Douglas Emmett, Inc., a real estate investment trust that trades on the New York Stock Exchange and California Pizza Kitchens, Inc., which trades on the NASDAQ. He also serves on the board of directors of several charitable and educational institutions. He holds a Bachelors of Science degree in Accounting from the University of Southern California and a Masters degree from the Wharton School at the University of Pennsylvania.

David T. Feinberg has served as the chief executive officer of the UCLA Hospital System and associate vice chancellor since July 2007. Prior to assuming this position, Dr. Feinberg was the medical director of the Resnick Neuropsychiatric Hospital (NPH) at UCLA. Dr. Feinberg is board certified in the specialties of child and adolescent psychiatry, adult psychiatry and addiction psychiatry. He is a professor of clinical psychiatry in the David Geffen School of Medicine at UCLA. Dr. Feinberg graduated cum laude in economics from the University of California, Berkeley in 1984, and graduated with distinction from the University of Health Sciences/The Chicago Medical School in 1989. He earned his master of business administration from Pepperdine University in 2002.

Retirement from the Board of Directors

Chand R. Viswanathan, who has served as a Director of the Company since 2001, notified the Company on December 21, 2009, that he would retire as a Director, effective upon the date of the Annual Meeting of Shareholders and the election of a successor Director.

Relationships Among Directors or Executive Officers

There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

Ajay Mehra is the first cousin of Deepak Chopra. Other than this relationship, there are no family relationships among the directors or Named Executive Officers of the Company (for a list of Named Executive Officers, See “Compensation of Executive Officers and Directors – Summary Compensation Table”).

Board of Directors Meetings and Committees of the Board of Directors

There were six meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on one additional occasion during the fiscal year ended June 30, 2009. The Board of Directors has established an Audit Committee, Compensation Committee, Executive Committee and Nominating and Governance Committee. The members of each committee are appointed by the majority vote of the Board of Directors. All persons serving as a director during the fiscal year ended June 30, 2009, attended more than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served, except Mr. Bider who attended 73% of the aggregate number of meetings held by the Board of Directors and all committees on which he served.

The Board of Directors has determined that each of the directors, except Deepak Chopra and Ajay Mehra, is independent within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and NASDAQ director independence standards (“Listing Standards”), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is “independent” within the meaning of the rules and regulations of the SEC and the NASDAQ Listing Standards, as currently in effect.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee makes recommendations for selection of the Company’s independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company’s internal accounting controls and financial management practices. All members of the Audit Committee are independent, as independence for audit committee members is defined in the listing standards applicable to the Company

The Audit Committee currently consists of Messrs. Good, Luskin and Bider. The Board of Directors has determined that, based upon his work experience, Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee also qualify as Audit Committee Financial Experts.

There were four meetings of the Audit Committee during the fiscal year ended June 30, 2009. See Report of Audit Committee. The charter of the Audit Committee is available under the Investor Relations section of our website – http://www.osi-systems.com.

Compensation Committee

The Compensation Committee is responsible for determining compensation for the Company’s executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company’s equity compensation plans. The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee currently consists of Messrs. Luskin and Good. There were eleven meetings of the Compensation Committee during the fiscal year ended June 30, 2009. See Compensation Committee Report.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company’s website – http://www.osi-systems.com.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for evaluating nominations for new members of the Board of Directors. The Nominating and Governance Committee currently consists of Messrs. Bider, Good and Luskin. There was one meeting of the Nominating and Governance Committee during the fiscal year ended June 30, 2009.

The Nominating and Governance Committee will consider candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board of Directors members, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board of Directors, willingness to objectively appraise management performance, and any such other qualifications the Nominating and Governance Committee deems necessary to ascertain the candidate’s ability to serve on the Board of Directors.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter of the Nominating and Governance Committee is available under the Investor Relations section of the Company’s website – http://www.osi-systems.com.

Executive Committee

The Executive Committee convenes for the purpose of advising and consulting with the Company’s management regarding potential acquisitions, mergers and strategic alliances. The Executive Committee consists of Messrs. Good and Luskin. There were seven meetings of the Executive Committee during the fiscal year ended June 30, 2009.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company’s website – http://www.osi-systems.com.

Director Nomination Process

The Nominating and Governance Committee will consider director candidates recommended by shareholders. Shareholders who wish to submit names of candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Company’s Secretary will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation should include the following information:

•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

•	The name and contact information for the candidate;

•	A statement of the candidate’s occupation and background, including education and business experience;

•	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•

A statement detailing (1) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company, and (2) any relationship or understanding between the candidate and the shareholder proposing the candidate for consideration, or any affiliate of such shareholder; and

•	A statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Shareholders must also comply with all requirements of the Company’s Bylaws, a copy of which is available from our Secretary upon written request, with respect to nomination of persons for election to the Board of Directors. The Company may also require any proposed nominee to furnish such other information as the Company or the committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the committee generally does not differentiate between candidates proposed by shareholders and other proposed nominees, except that the committee may consider, as one of the factors in its evaluation of shareholder recommended candidates, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.

There are no shareholder nominations for election to our Board to be voted on at this year’s Annual Meeting. The Nominating and Governance Committee has retained Korn/Ferry International to assist it in identifying potential future director nominees. All of this year’s nominees for director, other than Dr. Feinberg, are all currently directors of the Company. Shareholders wishing to submit nominations for next year’s annual meeting of shareholders must notify the Company of their intent to do so on or before the date on which nominations must be received by the Company in accordance with its Bylaws and the rules and regulations of the SEC. For details see “Shareholder Proposals.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of two non-employee directors, Messrs. Luskin and Good. No executive officer of the Company has served during the fiscal year ended June 30, 2009 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company’s Board of Directors or the Compensation Committee. During the fiscal year ended June 30, 2009, no member of the Company’s Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act.

The Board of Directors unanimously recommends that you vote FOR the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Leslie E. Bider and David T. Feinberg as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present in person at the Meeting or represented by proxy, and entitled to vote on the subject matter of the proposal.

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2 of the Proxy Card)

The Audit Committee of the Board of Directors has selected Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accountants for the year ending June 30, 2010, and has further directed that management submit the selection of independent registered public accountants for ratification by the Company’s shareholders at the Annual Meeting. Moss Adams has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

In the event that the Company’s shareholders fail to ratify the selection of Moss Adams, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the Company’s and its shareholders’ best interests.

Representatives of Moss Adams are expected to be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of Moss Adams as the Company’s independent registered public accountants for the fiscal year ending June 30, 2010. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

APPROVAL OF REINCORPORATION FROM CALIFORNIA TO DELAWARE

(Proposal 3 of the Proxy Card)

Our Board of Directors (the “Board”) has undertaken a program of corporate governance enhancement. As a part of that program, the Board believes that it is in the best interests of our shareholders to change our state of incorporation from California to Delaware in a specific manner that, among other things: (a) provides shareholders with expanded rights against potential dilution; (b) enhances shareholder control over our company’s Bylaws; (c) improves the ability for the majority of shareholders to exercise control of the company, and decreases the power of dissident minority shareholders to impede or frustrate the will of the majority; (d) enhances shareholder rights with respect to any prospective sale or merger of our company; and (e) provides shareholders access to the comparatively more established jurisprudence and the judicial expertise in Delaware. The Board considers the reincorporation in Delaware, under the terms specified, to be an important step in the enhancement of corporate governance and shareholder value.

Our Board reached this decision following a comprehensive review of corporate governance-related matters. As a result of the review, the Board concluded that changes in corporate governance, including changes to corporate structure, if properly designed and implemented, could significantly bolster on-going efforts by the Board and our management to generate sustainable, long-term value for shareholders.

Our Board believes, particularly in light of the on-going, worldwide economic crisis and the related re-examination of corporate risk tolerance, that continuing to ensure that we strive to seek sustainable, long-term value over pressures to pursue more short-lived returns, is one of its most important responsibilities to shareholders.

Following its review, the Board undertook several significant actions. Among them, it adopted the OSI Systems, Inc. Corporate Governance Guidelines, which are now available for public viewing on our Internet website – www.osi-systems.com.

As part of its review, our Board also undertook an extensive review of the advantages and disadvantages of changing our corporate structure, including reincorporating from California to Delaware. As discussed in “Principal Reasons for Reincorporation,” the Board concluded that reincorporation in Delaware on the terms specified in this Proposal, would significantly enhance our overall corporate governance profile. We also believe that reincorporation in Delaware, on the terms specified in this Proposal, will improve the Company’s Corporate Governance Quotient (CGQ) score, which is a measure of corporate governance structure and practices maintained by RiskMetrics Group, a leading proxy advisory firm.

Additionally, our Board believes that, as a Delaware corporation, our company would be better able to attract and retain qualified directors and officers than it can as a California corporation.

In this Proposal, we refer to the current OSI Systems, Inc., a California corporation, as “OSI California” and a new OSI Systems, Inc., a Delaware corporation, as “OSI Delaware.”

We urge shareholders to read carefully the following sections of this Proposal, including the related appendices, before voting on this Proposal.

Approval of this Proposal by a shareholder will constitute such shareholder’s approval of each of the following: (i) the Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which OSI California will be merged with and into OSI Delaware; (ii) the Certificate of Incorporation of OSI Delaware and (iii) the Bylaws of OSI Delaware, each in substantially the form attached hereto as Appendices A, B and C, respectively.

IN ORDER FOR THE PROPOSED REINCORPORATION TO PROCEED, A VOTE OF THE MAJORITY OF ALL OUTSTANDING SHARES OF OUR COMMON STOCK MUST APPROVE THIS PROPOSAL.

Mechanics of Reincorporation

This discussion is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of OSI Delaware and the Bylaws of OSI Delaware, copies of which are attached hereto as Appendices A, B and C, respectively.

OSI California’s capital stock consists of 100,000,000 authorized shares of Common Stock, of which 17,673,749 shares were issued and outstanding as of December 17, 2009, and 10,000,000 authorized shares of preferred stock, without par value (“Preferred Stock”), none of which were outstanding as of December 17, 2009. On the effective date of the reincorporation, OSI Delaware would have the same number of outstanding shares of Common Stock that OSI California had outstanding immediately prior to the effective date of the reincorporation.

OSI Delaware’s capital stock would consist of 100,000,000 authorized shares of Common Stock and 10,000,000 shares of Preferred Stock, which will be consistent with maintaining adequate capitalization for the current needs of our company. OSI Delaware’s authorized but unissued shares of Common Stock and Preferred Stock would both be available for future issuance.

This Proposal would be effectuated by merging OSI California into OSI Delaware (the “Merger”). Upon completion of the Merger, OSI California would cease to exist and OSI Delaware would continue the business of our company under the name “OSI Systems, Inc.” Pursuant to the Merger Agreement, a form of which is attached hereto as Appendix A, upon the effective date of the Merger, (1) each outstanding share of OSI California Common Stock would automatically be converted into one share of OSI Delaware Common Stock and (2) each outstanding option to purchase OSI California Common Stock would automatically be assumed by OSI Delaware and would represent an option to acquire shares of OSI Delaware Common Stock on the basis of one share of OSI Delaware Common Stock for each one share of OSI California Common Stock and at an exercise price equal to the exercise price of the OSI California option. Each outstanding warrant to purchase OSI California Common Stock would similarly automatically be assumed and converted into a warrant to purchase shares of OSI Delaware Common Stock. Each certificate representing issued and outstanding shares of OSI California Common Stock would represent the same number of shares of Common Stock of OSI Delaware into which such shares are converted by virtue of the Merger.

IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF OSI CALIFORNIA TO EXCHANGE THEIR EXISTING SHARE CERTIFICATES FOR STOCK CERTIFICATES OF OSI DELAWARE. HOWEVER, SHAREHOLDERS MAY EXCHANGE THEIR CERTIFICATES IF THEY SO CHOOSE.

The Common Stock of OSI California is listed for trading on the Nasdaq under the ticker symbol “OSIS.” After the Merger, OSI Delaware’s Common Stock would continue to be traded on Nasdaq without interruption, under the same symbol.

Under California law, the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required for approval of the terms of this Proposal. This Proposal has been approved by OSI California’s Board of Directors, which unanimously recommends a vote in favor of such proposal. If approved by the shareholders, it is anticipated that the reincorporation would become effective as soon as practicable. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the effective date if, in the opinion of the Board of Directors of either OSI California or OSI Delaware, circumstances arise which make it inadvisable to proceed.

Company

This Proposal would effect only a change in the legal domicile of OSI California and other changes of a legal nature, many of which are described in this Proposal. The reincorporation would not result in any change in the name, business, management, fiscal year, accounting, location of the principal executive offices, assets or liabilities of our company. The Directors of OSI California at the time of the Merger would continue as the Directors of OSI Delaware. All employee benefits and stock options of OSI California would be assumed and continued by OSI Delaware, and each option or right to purchase shares of OSI California Common Stock would automatically be converted into an option or right to purchase the same number of shares of OSI Delaware Common Stock at the same price per share, upon the same terms, and subject to the same conditions.

Shareholders should note that approval of this Proposal would also constitute approval of the assumption by OSI Delaware of OSI California’s options and other rights to purchase OSI California capital stock. Shareholder approval of this Proposal would also constitute approval of the assumption by OSI Delaware of OSI California’s 2006 Amended and Restated Equity Participation Plan and 2008 Employee Stock Purchase Plan. OSI California’s other employee benefit arrangements would also be continued by OSI Delaware upon the terms and subject to the conditions in effect prior to the Merger. Prior to the effective date of the Merger, OSI California would seek to obtain any required consents to the Merger from parties with whom it may have material contractual arrangements. Assuming such consents are obtained, OSI California’s rights and obligations under such material contractual arrangements would be assumed by OSI Delaware.

OSI California does not, and OSI Delaware therefore would not, have any collective bargaining agreements with employees or employ anyone that resides in Delaware. As a result, reincorporating in Delaware should have no effect on any labor contracts covering persons employed in Delaware.

Principal Reasons for Reincorporation

The State of Delaware has been a leader in adopting a comprehensive and coherent set of corporate laws that are responsive to the evolving legal and business needs of corporations organized under Delaware law. Our company’s decision to reincorporate in the state of Delaware is due in large part to Delaware’s history of comprehensiveness and flexibility of its corporate laws and its tradition of promoting progressive principles of corporate governance.

Enhanced Ability to Attract and Retain Directors

The current emphasis on issues of corporate governance brought about by the recent worldwide economic crisis has increased the overall demand for highly qualified independent directors. Because of its flexibility and familiarity to prospective directors, Delaware law provides, as noted above, a more favorable environment for directors to serve the bests interests of our company and its shareholders. According to a recent survey, a majority of U.S. publicly-traded companies are incorporated in Delaware. Additionally, the enhanced certainty regarding the indemnification of officers and directors and limitation of liability of directors under Delaware law enables corporations organized in Delaware to compete more effectively to seek out and retain qualified directors than their peer companies that are not organized in Delaware.

Enhanced Ability of the Majority of Shareholders to Exercise Control

The majority of shareholders of a Delaware corporation would have greater ability to exercise control because Delaware law does not require cumulative voting. Cumulative voting is often used when a minority shareholder (or shareholder group) is otherwise unable to persuade the majority to elect one or more nominees for the election of directors. Under cumulative voting, a shareholder may cast as many votes as shall equal the number of votes that such holder would be entitled to cast for the election of directors multiplied by the number of directors to be elected. The holder may cast all such votes for a single director or distribute the votes among two or more directors. Thus, minority shareholders are often able to use cumulative voting to elect one or more directors to the corporation’s board of directors. The Board believes that directors so elected by a minority shareholder who was unable or unwilling to persuade the majority of shareholders would then act to advance courses of action with respect to which the majority of shareholders was not persuaded. Oftentimes, such situations lead to impediment and frustration of the intentions of the majority of shareholders.

Predictability, Flexibility and Responsiveness of Delaware Law

Delaware courts have, over many years, established a jurisprudence that is far more thorough and broadly applied on questions regarding the principles of corporate governance than any other state’s courts. As a result, corporations that are organized under Delaware law are often at an advantage over their peers that are organized under the laws of other states in that Delaware corporations can draw upon these well-established and consistently interpreted principles when making business and legal decisions. Consequently, Delaware is the preferred state of incorporation for most publicly traded companies in the U.S.

Additionally, because so many companies are incorporated in Delaware, Delaware courts are often the first in the country to issue rulings on rights and obligations in important new issues relating to corporate governance. Because Delaware courts were among the first and most influential to address these issues, many California corporations have looked to Delaware law for guidance on these issues. We believe that the clarity provided on these issues is ultimately beneficial to both our company and our shareholders because it provides a more reliable foundation upon which corporate governance decisions can be made.

Delaware’s court system also provides swift and efficient resolutions in corporate litigation. Delaware has a specialized Court of Chancery that hears corporate law cases. Furthermore, appeals to the Supreme Court of Delaware in important corporate cases can be made and decided very quickly. The fact that issues of corporate governance are frequently addressed first in Delaware contribute to an efficient and expert court system and bar. In contrast, disputes regarding California corporate law are heard by the Superior Court, the general trial court in California that hears all types of cases, from criminal to civil, which has been known in the past experience lengthy delays in resolving cases, and to produce outcomes that are inconsistent from court to court. The highly specialized nature of the Delaware court system is therefore widely believed to result in more consistent and timely rulings.

Our Board of Directors has therefore identified the following overall benefits of Delaware’s corporate legal framework in reaching its decision to propose reincorporating in Delaware:

•	The Delaware General Corporate Law (“DGCL”) is generally acknowledged to be the most advanced and flexible state corporate statute in the United States;

•

The Delaware General Assembly each year considers and adopts statutory amendments, many proposed by the Corporation Law Section of the Delaware State Bar, in an effort to ensure that the Delaware corporate statute continues to be responsive to the changing needs of businesses;

•

The Delaware Court of Chancery routinely handles cases involving complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by any other court in the country;

•	The Delaware Supreme Court is also well regarded and is timely and highly responsive in cases involving complex corporate issues; and

•

The well-established body of case law construing Delaware law has developed over the last century and provides businesses with a greater predictability than the case law in most, if not all, other jurisdictions.

Treatment of Sales and Mergers

In this Proposal to reincorporate in Delaware, the Board has sought to achieve parity of statutory treatment of any prospective sales and mergers of our company whether under OSI California or OSI Delaware. Therefore, the Board has chosen to “opt out” of Delaware’s “freeze-out” statute. Moreover, as a part of this Proposal, above and beyond statutory parity, upon effectiveness of the Merger, our current Shareholder Rights Plan would expire. The Board also recognizes that Delaware law would provide shareholders with enhanced rights of appraisal in the event of any sale or merger. These points are discussed in more detail below.

Delaware Law.    Under Delaware law, a corporation may adopt certain measures to mitigate its vulnerability to unsolicited takeover attempts through amendment of the corporate charter documents, adoption of shareholder rights plans or otherwise. Moreover, DGCL 203 imposes certain restrictions on parties attempting to seize control of Delaware corporations. Unsolicited takeovers can involve attempts to seize control without acquiring all outstanding shares, and without paying a fair value to the shareholders of a company.

However, in light of prevailing commentary on this subject, and considering the position taken by leading proxy advisory firms, the Board has elected in this Proposal to “opt-out” of DGCL 203. Moreover, upon effectiveness of the Merger, our current Shareholder Rights Plan would expire.

In the discharge of its fiduciary duty to the shareholders, our Board may consider, at some point in the future, implementing certain defensive strategies allowed under Delaware law that are designed to enhance the Board’s ability to negotiate with an unsolicited bidder; such defensive strategies and negotiations may result in the offer of a price-per-share premium above the then-current trading price of our company’s stock that may not be available to shareholders in the absence of such defensive strategies and negotiations. Such strategies could include, but are not limited to, the adoption of a new shareholder rights plan that would become effective upon certain pre-determined circumstances. With respect to implementing such defensive strategies, our Board believes that Delaware law is preferable to California law because of the substantial judicial precedent that exists in Delaware regarding the legal principles that govern the implementation and use of such defensive strategies. As either a California corporation or a Delaware corporation, our company could implement some of these same defensive measures, but as a Delaware corporation, our Board and our shareholders would benefit from the greater guidance and predictability in such matters afforded by Delaware law, as well as the greater number of precedents of Delaware corporations using such strategies to increase the amounts of any offers that may be made for control or ownership of our company.

Shareholder Rights Agreement.    Since July 31, 2000, our company has maintained with its stock transfer agent a shareholder rights plan, in the form of a Shareholder Rights Agreement, as amended (“Rights Agreement”). The Rights Agreement expires on January 30, 2018. If this Proposal is approved by shareholders, the Bylaws of OSI Delaware would include a provision that would restrict the adoption of such shareholders rights agreements unless such agreements met certain criteria, more fully described below under “Termination of Shareholder Rights Plan”. In conjunction with the adoption of OSI Delaware’s bylaws, upon the effectiveness of the Merger, the Rights Agreement would be terminated. The termination of the Rights Agreement would be effectuated by the adoption of an amendment accelerating the expiration of the Rights Agreement.

Section 203 of the DGCL.    The Board also recognizes that certain aspects of Delaware law could be considered to have anti-takeover implications that could be construed as unfavorable to shareholder interests. The most significant of these provisions is Section 203, which restricts certain “business combinations” with “interested stockholders” (generally, a person who acquires 15% or more of the outstanding voting stock of the corporation without prior board approval) for three years following the date that a person becomes an interested shareholder, unless the Board of Directors approves the business combination.

As stated above, our Board does not intend, as a part of its proposed reincorporation, to ask shareholders to adopt any new anti-takeover defenses, even in those areas where Delaware law may provide greater freedom to do so. Consequently, the Certificate of Incorporation of OSI Delaware, attached hereto as Appendix B, contains a provision opting out of Section 203. As a result, OSI Delaware would not be subject to Section 203.

Please take note that, although our Board has designed the reincorporation for purpose of protecting shareholder interests, certain aspects of the reincorporation, including the elimination of the Rights Agreement and the decision to opt out of Section 203, could ultimately be disadvantageous to individual shareholders or groups of shareholders. For example, DGCL 203 has been used successfully to extract a price premium from unsolicited bidders for control or ownership of Delaware Corporations, where such premiums may not otherwise have been available. For a detailed discussion of the DGCL and other differences between California and Delaware corporate law that may affect your rights as a shareholder, see “Comparison of the Corporation Laws of California and Delaware.”

Comparison of the Charter Documents of OSI California and OSI Delaware

The rights of our shareholders are currently governed by OSI California’s Amended and Restated Articles of Incorporation, its Bylaws and the California General Corporation Law (the “CGCL”). As a result of the Merger, OSI California’s shareholders would become shareholders of OSI Delaware.

With certain exceptions, the provisions of the OSI Delaware Certificate of Incorporation and Bylaws are similar to those of the OSI California Articles of Incorporation and Bylaws. The descriptions below are a summary and they are qualified in their entirety by reference to the respective corporation laws of California and Delaware and to the full text of the Amended and Restated Articles of Incorporation and the Bylaws of OSI California and the Certificate of Incorporation and the Bylaws OSI Delaware.

Size of the Board of Directors

California law provides that the number of directors of a corporation may be fixed in the corporation’s articles of incorporation or bylaws, or a range may be established for the number of directors, with the board of directors itself given authority to fix the exact number of directors within such range. The Bylaws of OSI California specify a range of five to nine for the number of directors and authorize the Board to fix the exact number of directors within that range. The number of directors of OSI California is currently set at six. Changes in the size of the Board outside these limits can be made only with the approval of the holders of a majority of the outstanding voting stock of OSI California.

Delaware law provides that, unless a corporation’s certificate of incorporation fixes the number of directors, the number shall be fixed by, or in the manner provided in, the corporation’s bylaws. The Certificate of Incorporation of OSI Delaware establishes a range of five to nine for the number of directors and authorizes the board of directors to fix the exact number of directors within this range. Changes outside of these limits may be made only by amendment to the certificate of incorporation, which must be approved by at least a majority of the outstanding voting stock of OSI Delaware.

Nasdaq corporate governance rules require that a majority of the Board of Directors be independent. If this Proposal is approved, all of the directors of OSI California would continue to serve as directors of OSI Delaware following the Merger and, as a result, OSI Delaware would satisfy this Nasdaq requirement.

Cumulative Voting

Under a cumulative voting regime, a shareholder is permitted to cast as many votes as there are directors to be elected multiplied by the number of shares registered in such shareholder’s name. Such votes may be cast for a single nominee or may be distributed among any two or more nominees. California law permits any shareholder to cumulate his or her votes in the election of directors upon proper notice of the intention to do so. Under Delaware law, cumulative voting is not permitted unless it is expressly authorized in the certificate of incorporation. In keeping with this general rule and the practices of most companies incorporated in Delaware, the Certificate of Incorporation of OSI Delaware would not provide for cumulative voting. The shareholders rights with respect to cumulative voting would, therefore, change if this Proposal is approved.

The Board believes that it is the general practice of companies incorporated in Delaware not to provide for cumulative voting because cumulative voting has the effect of giving disproportionate power to minority shareholders over and at the expense of the interests of the majority of shareholders. Cumulative voting tends to be used specifically in instances in which minority shareholders hold views not held by the majority. By cumulating votes, a minority shareholder can leverage its minority position in order to elect a nominee to a board of directors. By design, such nominee, once on the board of directors, then serves the interests of the minority investor that elected him over the interests of the majority of shareholders, and will tend to act to frustrate the will of the majority of shareholders. After careful review, the Board believes that cumulative voting is typically used to advantage a minority investor who is unable to persuade the majority to vote for his interests. By eliminating cumulative voting, therefore, our Board believes that an enhanced environment is created whereby the Board and our management can give greater consideration to the desires of the majority of our shareholders.

Filling Vacancies on the Board of Directors

Under California law, any vacancy on a corporation’s board of directors, other than one created by the removal of a director by shareholders, may be filled by the board of directors. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by the removal of a director by shareholders may be filled only if authorized by a corporation’s articles of incorporation or by a bylaw approved by the corporation’s shareholders. OSI California’s Articles of Incorporation and Bylaws do not authorize directors to fill vacancies created by the removal of a director by shareholders.

The Certificate of Incorporation and Bylaws of OSI Delaware would also permit the majority of directors then in office to fill Board vacancies and newly created directorships, and, like California law, would prohibit Directors from filling any vacancy created by the removal of a director by shareholders. Pursuant to the Certificate of Incorporation and Bylaws of OSI Delaware, such a vacancy could be filled only by a majority of the shareholders. Delaware law permits all vacancies and newly created directorships to be filled by a majority of directors then in office, even if less than a quorum, or by a sole remaining director, unless otherwise provided in the certificate of incorporation or the bylaws, but the Board has elected to set further limits on its powers to fill such vacancies created by the removal of a director by shareholders, as described above.

Shareholder Power to Call Special Shareholders’ Meeting

Under California law and the Bylaws of OSI California, a special meeting of shareholders may be called by the Board, the Chairman of the Board, the President of OSI California, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. California law authorizes charter or bylaw provisions identifying additional persons who may call special meetings, although no such additional persons are identified in the Articles of Incorporation or Bylaws of OSI California.

The proposed Certificate of Incorporation and Bylaws of OSI Delaware provide, just as in the Bylaws of OSI California, that a special meeting of shareholders may be called by the Board, the Chairman of the Board, the Chief Executive Officer of OSI Delaware, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. No additional persons are identified in the Certificate of Incorporation or Bylaws of OSI Delaware to call special meetings. Delaware law provides that a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Shareholder Power To Act by Written Consent

Under California law and the Bylaws of OSI California, shareholders may act by written consent with regard to any action required or permitted to be taken at an annual or special meeting, if written consents signed by the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that in the case of the election of directors by written consent, such consent would be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors. The proposed Certificate of Incorporation and Bylaws of OSI Delaware would provide stockholders the same rights to act by written consent as are provided under the Bylaws of OSI California.

Termination of Shareholder Rights Plan

As indicated in “Principle Reasons for Reincorporation” above, since July 31, 2000, our company has maintained a shareholder rights plan in the form of the Rights Agreement. Under the Rights Agreement, our

Board is authorized to issue additional shares as a defensive strategy in the event of a hostile takeover attempt. If this Proposal is approved by shareholders, then our existing Rights Agreement would terminate upon the consummation of the Merger. Additionally, if this Proposal is approved by shareholders, the Bylaws of OSI Delaware would require our Board to seek shareholder approval prior to the adoption of any future shareholder rights plan with a term of more than 12 months or any amendment which has the effect of extending the term of a shareholders rights plan, except when the Board determines that the adoption or extension of a shareholders rights plan is required in the exercise of the Board’s fiduciary duties. Additionally, if a shareholder rights plan or renewal thereof is adopted by the Board without prior shareholder approval in the exercise of the Board’s fiduciary duties, then the Bylaws of OSI Delaware would require the Board to submit the shareholders rights plan or renewal thereof to the shareholders for ratification at a shareholders meeting within 12 months of the Board’s adoption of the shareholders right plan or renewal. If such shareholders rights plan or renewal was not approved by a majority of the outstanding shares entitled to vote at the meeting, then the shareholders right plan would automatically terminate. The Bylaws and Articles of OSI California contain no such provisions and under the Bylaws and Certificate of OSI California the Board is able to adopt or renew a shareholders rights plan without shareholder approval or ratification.

In conjunction with the adoption of the OSI Delaware bylaws, upon the effectiveness of the Merger, the current Rights Agreement would be terminated. The termination of the Rights Agreement would be effectuated by the adoption of an amendment accelerating the expiration of the Rights Agreement.

Director Submission of Resignation Upon Material Change In Principal Occupation

The Bylaws of OSI Delaware would contain a clause that requires a director to submit a letter of resignation to the Board upon such director’s material change in principal occupation or business association. Such a letter of resignation would become effective only if accepted by the Board. If this Proposal is approved by our shareholders, we would also amend our Corporate Governance Guidelines so that the guidelines are consistent with this Bylaw provision.

In contrast, the Bylaws of OSI California do not contain any such requirement. Rather, under our current Corporate Governance Guidelines a director should offer to tender his or her resignation upon a material change in principal occupation only if that change would likely interfere with the director’s duties as a director. Under the OSI Delaware approach, the director would be required to tender his or her resignation regardless of whether the material change in principal occupation or business association would likely interfere with the director’s duties as a director.

Comparison of the Corporation Laws of California and Delaware

The following provides a general summary of the principal differences between the General Corporation Laws of California and Delaware. It is not an exhaustive description of the differences between the two states’ laws as it is impractical to summarize all of such differences in this Proposal. Certain principal differences beyond those discussed in “Comparison of the Charter Documents of OSI California and OSI Delaware” that could materially affect the rights of shareholders include the following:

Classified Board of Directors

A classified board is a board in which directors are divided into multiple classes with staggered terms. California law requires, with an exception applicable to certain publicly-traded companies, that directors be elected annually and, therefore, does not permit the creation of a classified board. Under the exception, a corporation that is listed on the New York Stock Exchange or Nasdaq may create and elect a classified board. By contrast, Delaware law permits, but does not require, the adoption of a classified board of directors, pursuant to which the directors can be divided into as many as three classes with three-year staggered terms of office and with only one class of directors coming up for election each year.

Our Board is not proposing to implement a classified board in connection with the implementation of the reincorporation.

Removal of Directors

Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. No individual director, however, may be removed (unless the entire board is removed) if the number of votes cast against the removal would be sufficient to elect the director under cumulative voting.

Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed, with or without cause, by the holders of a majority of the outstanding shares entitled to vote at an election of directors. As indicated in “Comparison of the Charter Documents of OSI California and OSI Delaware,” the OSI Delaware Certificate of Incorporation and Bylaws do not provide for a classified board or cumulative voting.

Interested Director Transactions

Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest provided that certain conditions are met, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure. With certain exceptions, the conditions are similar under California and Delaware law. Under California law, after full disclosure of the material facts, either the shareholders or the board of directors must approve any such contract or transaction and, in the case of board approval, the contract or transaction must also be “just and reasonable” or, if there was no disclosure, the contract or transaction must have been “just and reasonable” as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under Delaware law, a contract or transaction will not be void or voidable if it is approved, after full disclosure, by a majority of the disinterested directors a majority of shareholders or it if is fair to the corporation at the time it is authorized, approved or ratified.

Under California law, to shift the burden of proof on the validity of the contract by shareholder approval, the interested director would not be entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. To shift the burden of proof on the validity of the contract by board approval, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

Under Delaware law, if board approval is sought to shift the burden of proof on the validity of the contract, the contract or transaction must be approved by a majority of the disinterested directors (even if less than a majority of a quorum). Therefore, certain transactions that a California corporation might not be able to approve, because of the number of interested directors, could be approved by a majority of the disinterested directors of a Delaware corporation, although less than a majority of a quorum.

Our Board is not aware of any plans to propose any transaction involving directors that could not be approved under California law, but could be approved under Delaware law.

Indemnification and Limitation of Liability

California and Delaware have similar laws permitting a corporation to indemnify, with certain exceptions, its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt charter and bylaw provisions that effectively eliminate the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. Delaware law does, however, differ to some extent from California law insofar as it takes a somewhat more lenient approach in allowing corporations to indemnify and limit the liability of corporate agents. Certain of the differences between the limitation of liability and indemnification permitted under California and Delaware law are summarized below.

Indemnification.    Indemnification is permitted by both California and Delaware law, provided the requisite standard of conduct is met. California law requires indemnification when the individual has successfully defended the action on the merits, as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits or otherwise.

Delaware law generally permits indemnification of expenses, including attorneys’ fees, judgments, fines and amounts actually and reasonably incurred by an officer, director employee or agent (a “covered person”) in the defense or settlement of a direct or third-party action, and it permits indemnification of expenses actually and reasonably incurred by a covered person in an action by or in the right of the corporation, in either case upon a determination that the covered person has met the applicable standard of conduct. For a person who is an officer or director at the time the determination is made, the determination must be made by (1) a majority vote of disinterested directors (even though less than a quorum), (2) a committee comprised of and established by a majority vote of such disinterested directors (even if less than a quorum), (3) independent legal counsel in a written opinion if there are no such directors or such directors so direct or (4) the shareholders that the person seeking indemnification has satisfied the applicable standard of conduct. Without requisite court approval, however, no indemnification may be made in the defense of any derivative action in which the person is found to be liable in the performance of his or her duty to the corporation.

California law generally permits a corporation to indemnify any director, officer, employee or agent of the corporation for expenses, monetary damages, fines, and settlement amounts to the extent actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by (1) majority vote of a quorum of disinterested directors, (2) independent legal counsel in a written opinion if such a quorum of directors is not obtainable, (3) shareholders, with the shares owned by the person to be indemnified, if any, not being entitled to vote thereon or (4) the court in which the proceeding is or was pending upon application made by the corporation, agent or other person rendering services in connection with the defense, whether or not the application by such person is opposed by the corporation, that the person seeking indemnification has satisfied the applicable standard of conduct.

With respect to derivative actions, however, California law prohibits indemnification, unless with court approval, for any person judged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders. In addition, by contrast to Delaware law, California law requires indemnification only when the individual being indemnified was successful on the merits in defending the action.

Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. Such expenses may be paid in advance of former officers and directors and employees and agents of a Delaware corporation upon such terms and conditions as the corporation deems appropriate. In addition, the laws of both states authorize a corporation’s purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.

OSI California’s Articles of Incorporation permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law. OSI California’s Bylaws make indemnification of directors mandatory in cases where OSI California is permitted by applicable law to indemnify its directors. In a similar way, the Bylaws and Certificate of Incorporation of OSI Delaware require indemnification to the maximum extent permissible under applicable law.

If this Proposal is approved, in connection with Merger, OSI Delaware would assume the indemnification agreements that OSI California has previously entered into with each of the Directors and executive officers of our company and all references in the agreements to California law and the Articles and Bylaws of OSI California would be changed to reference Delaware law and the Certificate of Incorporation and Bylaws of OSI Delaware. A vote in favor of this Proposal also constitutes approval of the assumption of such indemnification agreements by OSI Delaware.

California and Delaware corporate law, the OSI California Articles of Incorporation and Bylaws and the OSI Delaware Certificate of Incorporation and Bylaws may permit indemnification for liabilities under the Securities Act of 1933, as amended (“Securities Act”) or the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Board of Directors has been advised that, in the opinion of the U.S. Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act and the Exchange Act may be contrary to public policy and, therefore, may be unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Limitation of Liability.    The Certificate of Incorporation of OSI Delaware eliminates the liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as directors to the fullest extent permitted by Delaware law, as that law exists currently and as it may be amended in the future. Under Delaware law, a director’s monetary liability may not be eliminated or limited by a corporation for: (1) breaches of the director’s duty of loyalty to the corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (3) the unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL or (4) transactions in which the director received an improper personal benefit. Under Delaware law, a provision in the charter documents that limits a director’s liability for the violation of, or otherwise relieves the corporation or its directors from complying with federal or state securities laws is prohibited. Such provisions also may not attempt to limit the availability of non-monetary remedies such as injunctive relief or rescission for a violation of federal or state securities laws.

California law does not permit the elimination of monetary liability where such liability is based on: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (3) any transaction from which a director derived an improper personal benefit; (4) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders; (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders; (6) interested transactions between the corporation and a director in which a director has a material financial interest and (7) liability for improper distributions, loans or guarantees. Therefore, under California law, monetary liability may exist in circumstances where it would be eliminated under Delaware law.

Both the Articles of Incorporation of OSI California and the Certificate of Incorporation of OSI Delaware provide for the elimination of the liability of the directors to the fullest extent permissible under California and Delaware law respectively. Because of its general belief that Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation’s ability to limit director liability is more developed and provides more guidance than California law, our Board believes that the proposed reincorporation and the attendant adoption of the OSI Delaware Certificate of Incorporation will give our company greater ability to attract and retain qualified directors and officers. Our Board further believes that the reincorporation will enable our Directors to make decisions that are in the best interest of our company and its shareholders in a corporate environment in which the likelihood of frivolous shareholder suits against them is decreased.

Inspection of Shareholders’ List and Books and Records

California law allows any shareholder to inspect the shareholder list, the accounting books and records, and the minutes of board and shareholder proceedings for a purpose reasonably related to such person’s interest as a shareholder. In addition, California law provides for an absolute right to inspect and copy the corporation’s shareholder list by persons who hold an aggregate of five percent or more of a corporation’s voting shares or who hold one percent or more of such shares and have filed a Schedule 14A with the SEC.

Like California law, Delaware law permits any shareholder of record to inspect a list of shareholders and the corporation’s other books and records for any proper purpose reasonably related to such person’s interest as a shareholder, upon written demand under oath stating the purpose of such inspection and completion of certain other procedures. Delaware law, however, contains no provision comparable to the absolute right of inspection of the corporation’s shareholder list provided by California law to certain shareholders, as described above. However, we have included a clause in the Bylaws of OSI Delaware in order to provide that OSI Delaware would continue to practice the approach taken by California law, namely that certain shareholders, as described above, would have an absolute right of inspection of the corporation’s shareholder list.

Approval of Certain Corporate Transactions

Under both California and Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all the assets must be approved by the board of directors and by a majority of the outstanding shares entitled to vote. Under California law, similar board and shareholder approval is also required in connection with certain additional acquisition transactions. See “Appraisal/Dissenters’ Rights.”

Class Voting in Certain Corporate Transactions

California law generally differs from Delaware law with respect to shareholder approval of any merger, certain sales of all or substantially all the assets of a corporation and certain other transactions. Under California law, such transactions must be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights). By contrast, Delaware law does not generally require class voting, except in connection with certain amendments to the certificate of incorporation that, among other things, adversely affect the rights, powers or preferences of a class of stock.

Appraisal/Dissenters’ Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by agreement of the corporation and the shareholder or by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Under Delaware law, appraisal rights are only available in connection with a merger or consolidation. Appraisal rights generally are not available for the shares of any class or series of stock that were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, provided that such rights are available for such shares if the holders thereof are required by the terms of the agreement of merger or consolidation to accept for such stock anything except (a) shares of stock of the surviving or resulting corporation (b) shares of stock of any other corporation that, at the effective date of the merger or consolidation, will be either listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares, or (d) any combination of the shares of stock and cash in lieu of fractional shares. In addition, appraisal rights are not available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in Section 251(f) of DGCL.

California law differs from Delaware law with respect to appraisal rights (which are referred to as “dissenters’ rights” under California law) insofar as California law does not provide for such rights for shares listed on a national securities exchange immediately prior to the transaction unless the holders of at least five percent of the outstanding shares claim the rights or transfer of the shares is restricted by the corporation or any law or regulation. Such rights are also generally not available where the shareholders of the corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization, equity securities constituting more than 83.3% of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Merger). Thus, appraisal rights are not available to shareholders of OSI California under California law with respect to the reincorporation described in this Proposal.

Dividends and Repurchase of Shares

California law does not utilize concepts of par value for shares or statutory definitions of capital, surplus and similar concepts. Delaware law permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over the capital. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, may be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and including repurchases of its shares) unless either (1) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or (2) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets, as defined, would be at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis. Under California law, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions and certain repurchases pursuant to employee stock plans.

OSI California currently maintains a share repurchase program. Under California law, repurchase programs are subject to certain restrictions that are not present in Delaware law. Delaware law, however, provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation. If we were to reincorporate in Delaware, this share repurchase program might be operated with fewer restrictions than is the case under California law enabling our Board to extend the program and to thereby return value to our shareholders.

Dissolution

Under California law, shareholders holding 50% or more of the total voting power may elect to require a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Shareholders who have not voted in favor of dissolution may prevent the dissolution by purchasing for cash at fair market value the shares of the parties attempting to initiate the dissolution.

By contrast, under Delaware law, shareholders holding 100% of the total voting power of the corporation must approve dissolution unless the board of directors approves the proposal to dissolve. If the dissolution is initiated by the board of directors, it may be approved by the holders of a simple majority of the corporation’s outstanding shares entitled to vote. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions to enable a corporation to prevent a board-initiated dissolution scenario. OSI Delaware’s Certificate of Incorporation contains no such supermajority voting requirement, however, and the vote of the holders of a majority of the outstanding shares would be sufficient to approve a dissolution of OSI Delaware which had previously been approved by its Board of Directors.

Shareholder Derivative Suits

California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware law differs from California law insofar as it does not have such a bond requirement. However, under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his stock thereafter came to be owned by him by operation of law.

Application of the CGCL to Delaware Corporations

Under Section 2115 of the CGCL, certain foreign corporations (i.e., corporations not organized under California law) are subject to a number of key provisions of the CGCL. Such corporations are included in a special category (referred to in this discussion as “quasi-California” corporations) if they have characteristics of ownership and operation which indicate that they have significant contacts with California. These characteristics include the following: (1) more than half of the corporation’s outstanding voting securities being held of record by persons or entities domiciled in California and (2) the average of a “property factor, sales factor and payroll factor” (as defined under California law) exceeds a 50% threshold. Key provisions of the CGCL to which a Delaware corporation would be subject are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors unless certain requirements are met, standard of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters’ appraisal rights and inspection of corporate records. See “Comparison of the Corporation Laws of California and Delaware.”

However, an exemption from Section 2115 is provided for corporations whose shares are listed on the New York Stock Exchange or Nasdaq. Because the securities of OSI Delaware would continue to be designated as Nasdaq securities after the Merger, OSI Delaware would be exempt from the provisions of Section 2115 after the reincorporation.

Federal Income Tax Considerations

The following is a discussion of certain federal income tax considerations with respect to the Merger that are generally applicable to holders of OSI California capital stock who receive OSI Delaware capital stock in exchange for their OSI California capital stock in the Merger. This summary is for general information purposes only and does not purport to address all the federal income tax considerations that may be relevant to particular shareholders of OSI California in light of their particular circumstances or who are subject to special treatment under the federal income tax laws (such as shareholders that are dealers in securities, foreign persons or shareholders that acquired their shares in connection with a stock option plan or other compensatory transaction). Furthermore, no foreign, state or local tax considerations are addressed herein. This summary is based on current federal income tax law, which is subject to change at any time, possibly with retroactive effect. ALL SHAREHOLDERS OF OSI CALIFORNIA ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

Subject to the limitations, qualifications and exceptions described herein, and assuming the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the following tax consequences generally should result:

(a)	No gain or loss should be recognized by a shareholder of OSI California who exchanges all of such shareholder’s OSI California capital stock for OSI Delaware capital stock in the Merger;

(b)	The aggregate tax basis of the OSI Delaware capital stock received by a shareholder of OSI California in the Merger should be equal to the aggregate tax basis of OSI California capital stock surrendered in exchange therefor; and

(c)	The holding period of the OSI Delaware capital stock received in the Merger should include the period for which the OSI California capital stock surrendered in exchange therefor was held, provided that the OSI California capital stock is held as a capital asset at the time of the Merger.

We have not requested a ruling from the Internal Revenue Service, nor an opinion from our outside legal counsel, with respect to the federal income tax consequences of the recincorporation under the Internal Revenue Code. In any case, such an opinion would neither bind the Internal Revenue Service nor preclude it from asserting a contrary position.

State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

Our company would not recognize gain or loss for federal income tax purposes as a result of the reincorporation, and OSI Delaware would succeed, without adjustment, to the federal income tax attributes of OSI California.

Accounting Consequences

We believe that there will be no material accounting consequences for us resulting from the reincorporation.

Regulatory Approval

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the reincorporation would be the filings with the Secretary of State of California and the Secretary of State of Delaware.

For the reasons set forth above, our Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 3 on the Proxy Card).

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion & Analysis

This Compensation Discussion and Analysis describes the Company’s compensation philosophy, objectives, and processes, including the methodology for determining executive compensation for the “Named Executive Officers,” as defined under the section entitled “Compensation of Executive Officers and Directors – Summary Compensation Table.” Please also refer to the more detailed compensation disclosures beginning with and following the “Summary Compensation Table” contained in this Proxy Statement.

Overview of Compensation Philosophy and Guiding Principles

The Company recognizes and values the critical role that executive leadership plays in its performance. The Company’s executive compensation philosophy is intended to ensure that executive compensation is aligned with its business strategy, objectives and stockholder interests, and is designed to attract, motivate and retain highly qualified executives. Executive compensation elements generally consist of a base salary, an annual cash bonus, long-term equity compensation and certain benefits and perquisites more fully described below.

Role of the Compensation Committee

The Company’s Board of Directors appoints members to the Compensation Committee to assist in recommending and reviewing executive compensation for the Named Executive Officers. The Compensation Committee reviews and approves salaries, annual bonuses, long-term incentive compensation, benefits, and other compensation in order to ensure that the Company’s executive compensation strategy and principles are aligned with its business strategy, objectives and stockholder interests. Each member of the Compensation Committee is independent within the meaning of the rules and regulations of the SEC and the Nasdaq Listing Standards, as currently in effect.

Executive Compensation Methodology

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation to be paid to the Named Executive Officers. The Compensation Committee appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability and overall management contributions to the Company.

In general, the process by which the Compensation Committee makes decisions relating to executive compensation includes, but is not limited to, consideration of the following factors:

•	The Company’s executive compensation philosophy and practices;

•	The Company’s performance relative to peers and industry standards;

•	Success in attaining annual and long-term goals and objectives;

•	Alignment of executive interests with shareholder interests through equity-based awards and performance-based compensation;

•	Individual and team contributions, performance and experience; and

•	Total compensation and the mix of compensation elements for each Named Executive Officer.

The Compensation Committee also evaluates the compensation of the Named Executive Officers in light of information regarding the compensation practices and corporate financial performance of other companies in the industries in which the Company operates. The Compensation Committee assesses competitive market compensation using a number of data sources reflecting industry practices of other organizations similar in size. The Compensation Committee reviews each component of the executive’s compensation against executive compensation surveys prepared by outside compensation consultants engaged by the Compensation Committee. During the year ended June 30, 2009, the Compensation Committee engaged Watson Wyatt to prepare such surveys and provide expert advice. The surveys used for comparison reflect compensation levels and practices for executives holding comparable positions at targeted peer-group companies. These surveys collect compensation data from peer-group companies based on revenues. The survey data utilized by the Compensation Committee generally includes:

•	base salary;

•	annual bonus;

•	total cash compensation;

•	pay adjustment trends;

•	long-term incentives;

•	retirement and capital accumulation;

•	benefits and perquisites; and

•	equity ownership.

In implementing the Company’s compensation program, the Compensation Committee seeks to achieve a balance between compensation and the Company’s annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer’s efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company’s shareholders.

Executive Compensation Program Elements

The Compensation Committee reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. In addition, the Compensation Committee reviews components of the Named Executive Officer’s compensation against executive compensation surveys of a peer group prepared by outside compensation consultants with the intent to establish targeted levels of base salary, annual incentive bonus and long-term incentive compensation. The particular elements of the compensation program for the Named Executive Officers consist of the following:

Base Salary.    Base salary is set to attract and retain executive talent. Base salaries for the Named Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

Annual Incentive Bonus.    Annual incentive bonuses are designed to focus the Company’s Named Executive Officers on annual operating achievement. Named Executive Officers are eligible for a target annual incentive bonus. The Company pays annual incentive bonuses to its Named Executive Officers based upon the achievement of targets that are indicative of the Company’s performance, as well as individual performance. The annual incentive bonus for fiscal year 2009 paid to each of the Named Executive Officers is shown in the “Bonus” column of the “Summary Compensation Table.”

Long-Term Incentive Compensation/Equity Based Awards.    The Company’s long-term incentive program is designed to retain the Named Executive Officers and to align the interests of the Named Executive Officers with the interests of the Company’s stockholders. The Company’s long-term incentive program consists of periodic grants of restricted stock and stock options which are made at the discretion of the Compensation Committee under the Company’s Amended and Restated 2006 Equity Participation Plan (the “Equity Plan”). Decisions made by the Compensation Committee regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, contributions to the Company’s development, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years.

The Compensation Committee grants awards to the Named Executive Officers under the Equity Plan. All equity awards are made at fair market value on the date of grant with respect to stock options (which is the date on which the Compensation Committee authorizes the grant). Under the Equity Plan, fair market value is determined by the closing price of the Company’s Common Stock on such dates.

Benefits and Perquisites.    Benefits and perquisites are designed to attract and retain key employees. Currently, the Named Executive Officers are eligible to participate in benefit plans available to all employees including the Company’s 401(k) Plan, Equity Plan, Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan and the medical, vision and dental plans require each participant to pay a contributory amount. The Company has elected to pay amounts contributed to medical, dental, and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officer. In addition, the Company maintains an executive medical reimbursement plan under which the Named Executive Officer receives reimbursement for out-of-pocket expenses not covered by their health insurance plans. The Company provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. The Company also leases automobiles or provides an auto allowance to each of the Named Executive Officers.

The Company maintains a Nonqualified Deferred Compensation Plan that is unfunded for federal tax purposes and allows the Named Executive Officers and a select group of other managers or highly compensated employees (as designated by the Compensation Committee) to defer a specified percentage of certain compensation, including salary, bonuses and commissions. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants. Distributions may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date, or death. Additional information about this plan is summarized below under the heading “Nonqualified Deferred Compensation.”

The Company also maintains a Nonqualified Defined Benefit Plan that is unfunded for federal tax purposes and that constitutes an unsecured promise by the Company to make payments to participants in the future following their retirement, termination in connection with a change in control of the Company, or their death or disability. Under the terms of the Defined Benefit Plan, a committee designated by the Board of Directors may select participants from among the Named Executive Officers and a select group of managers or other highly compensated employees. Currently, Mr. Chopra is the participant in this plan. Additional information about this plan is summarized below under the heading “Pension Benefits.”

Total Compensation Mix

The Compensation Committee believes that the elements described above provide a well proportioned mix of equity-based compensation, at risk or performance based compensation, and retention based compensation that produces short-term and long-term incentives and rewards. The Company believes this compensation mix provides the Named Executive Officers a measure of security as to the minimum levels of compensation that they are eligible to receive, while motivating the Named Executive Officers to focus on the business measures that will produce a high level of performance for the Company, as well as reducing the risk of recruitment of highly qualified executive talent by the Company’s competitors. The mix of annual incentives and the equity-based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

The Company believes that its compensation mix results in a pay-for-performance orientation that is aligned with its compensation philosophy, which takes into account individual, group and company performance, and the market for the executive’s services.

Employment Agreements

The Company has entered into employment agreements with Messrs. Chopra, Edrick, Mehra and Sze. The terms of each of such agreements are summarized below under the heading “Employment Agreements.”

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee considers applicable tax, securities laws and accounting regulation in structuring and modifying its compensation arrangements and employee benefit plans. The Compensation Committee has considered the impact of Generally Accepted Accounting Standards on the Company’s use of equity-based awards. This consideration factored heavily in the Company’s decision with respect to stock options grants made in fiscal year 2009. The Compensation Committee also considers the limits on deductibility of compensation imposed by Section 162(m) of the Code with respect to annual compensation exceeding $1.0 million and Section 280(b) of the Code with respect to change in control payments exceeding specified limits.

Business Experience of Executive Officers

The following table sets forth the names, ages and positions of each of the Company’s executive officers (the “Named Executive Officers”):

Name	Age	Position
Deepak Chopra	59	Chairman of the Board of Directors, Chief Executive Officer and President
Ajay Mehra	47	Director, Executive Vice President, and President of Security division
Alan Edrick	42	Executive Vice President and Chief Financial Officer
Victor Sze	42	Executive Vice President and General Counsel
Manoocher Mansouri	53	President of Optoelectronics and Manufacturing division

Deepak Chopra is President and Chief Executive Officer of the Company. He also serves as Chairman of the Board of Directors. Mr. Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of several of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor Electronics from the University of Massachusetts, Amherst.

Alan Edrick is Executive Vice President and Chief Financial Officer of the Company. Mr. Edrick joined the Company as Executive Vice President and Chief Financial Officer in September 2006. Mr. Edrick has more than 20 years of financial management and public accounting experience, including mergers and acquisitions, financial planning and analysis and regulatory compliance. Between 2004 and 2006, he served as Executive Vice President and Chief Financial Officer of BioSource International, Inc., a biotechnology company, until its sale to Invitrogen Corporation. Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior

Manager, Capital Markets. Mr. Edrick received his Bachelor of Arts degree from the University of California, Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.

Ajay Mehra is Executive Vice President of the Company and President of the Company’s Security division. Mr. Mehra is also a member of the Company’s Board of Directors. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice President. Mr. Mehra became a Director in March 1996. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Victor S. Sze is Executive Vice President and General Counsel of the Company. Mr. Sze joined the Company as Vice President of Corporate Affairs and General Counsel in March 2002. In November 2002, Mr. Sze was appointed Secretary of the Company. In September 2004, Mr. Sze was appointed Executive Vice President. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a Bachelor or Arts degree in economics from the University of California, Los Angeles and a juris doctorate from Loyola Law School.

Manoocher Mansouri is President of the Company’s Optoelectronics and Manufacturing division. Mr. Mansouri joined the Company in 1982 and was named President of its Optoelectronics and Manufacturing division in June 2006. Mr. Mansouri has over 25 years of experience in the optoelectronics industry. Mr. Mansouri has served as President of the Company’s OSI Optoelectronics, Inc. subsidiary since May 2000. Mr. Mansouri holds a Bachelor of Science degree in electrical engineering from the University of California, Los Angeles as well as an Executive Program in management certificate from the Anderson School at the University of California, Los Angeles.

Summary Compensation Table

The following table sets forth the compensation for the principal executive officer, the principal financial officer, the three highest paid executive officers of the Company serving as executive officers on June 30, 2009 whose individual remuneration exceeded $100,000 for the fiscal year ended June 30, 2009, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year (the “Named Executive Officers”)(1):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (2)($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3)(4)(5)(6)($)	Total ($)
Deepak Chopra	2009	1,000,000	900,000	286,694	617,841	291,058	84,650	3,180,243
Chairman, President and Chief Executive Officer	2008	1,000,000	700,000	113,671	881,154	—	116,171	2,810,996
	2007	998,077	250,000	—	1,167,801	—	83,203	2,499,081

Alan Edrick	2009	355,000	285,000	66,019	384,681	—	53,334	1,144,034
Executive V.P. and Chief Financial Officer	2008	327,596	220,000	22,961	285,429	—	35,631	891,617
	2007	262,277	150,000	—	154,895	—	16,804	583,976

Ajay Mehra	2009	380,000	285,000	61,014	281,732	—	69,850	1,077,596
Executive V.P. of the Company, President of Security division	2008	371,827	200,000	17,956	261,306	—	49,747	900,836
	2007	351,928	80,000	—	260,285	—	45,845	738,058

Victor S. Sze	2009	330,000	240,000	41,000	220,086	—	62,706	893,792
Executive V.P., General Counsel and Secretary	2008	311,827	135,000	13,183	224,765	—	36,776	721,551
	2007	285,865	205,000	—	247,056	—	29,768	767,689

Manoocher Mansouri	2009	250,000	60,000	51,200	26,809	—	34,694	422,703
President of Optoelectronics and Manufacturing division	2008	225,000	40,000	23,668	22,072	—	21,628	332,368
	2007	184,622	43,000	—	20,560	—	22,985	271,167

(1)	The Company has eliminated from this table the column titled “Non-Equity Incentive Plan Compensation” because no amounts would have been included in such column.
(2)	The amounts in the “Stock Awards” and “Option Awards” column are calculated in accordance with Generally Accepted Accounting Standards.
(3)	The Named Executive Officers are eligible to participate in benefit plans available to all employees, including the Company’s 401(k) Plan, Equity Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan and the medical, vision and dental plans require each participant to pay a contributory amount. The Company has elected to pay amounts contributed to medical, dental, and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officer. In addition, the Company maintains an executive medical reimbursement plan under which the Named Executive Officer receives reimbursement for out-of-pocket expenses not covered by their health insurance plans. The Company provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. The Company also leases automobiles or provides an auto allowance to each of the Named Executive Officers.
(4)	Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2009 are as follows (in thousands):

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions (*)($)	Car Benefit ($)	Membership Dues (**)($)	Medical/Dental/ Vision Health Insurance Payments ($)	Life and L-T Disability Insurance Payments ($)	Total All Other Compensation ($)
Deepak Chopra	4,600	1,780	4,963	7,015	66,292	84,650
Alan Edrick	37,326	2,850	—	2,525	10,633	53,334
Ajay Mehra	42,494	6,675	—	7,964	12,717	69,850
Victor S. Sze	37,632	12,000	—	4,064	9,010	62,706
Manoocher Mansouri	20,869	6,000	—	5,537	2,288	34,694

(*)	Company matching amounts for the 401(k) and Nonqualified Deferred Compensation plans are subject to vesting schedules specified in plan documents.
(**)	Membership Dues consists of payments made to a golf club.

(5)	Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2008 are as follows (in thousands):

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions (*)($)	Car Benefit ($)	Membership Dues (**)($)	Medical/Dental/ Vision Health Insurance Payments ($)	Life and L-T Disability Insurance Payments ($)	Total All Other Compensation ($)
Deepak Chopra	4,600	1,780	5,348	16,720	87,723	116,171
Alan Edrick	8,716	12,000	—	5,616	9,299	35,631
Ajay Mehra	8,296	6,675	—	16,949	17,827	49,747
Victor S. Sze	7,527	12,000	—	8,892	8,357	36,776
Manoocher Mansouri	4,963	7,200	—	7,177	2,288	21,628

(*)	Company matching amounts for the 401(k) and Nonqualified Deferred Compensation plans are subject to vesting schedules specified in plan documents.
(**)	Membership Dues consists of payments made to a golf club.

(6)	Individual breakdowns of amounts set forth in “All Other Compensation” with respect to the fiscal year ended June 30, 2007 are as follows (in thousands):

Name	Matching 401(k) Contributions (*)($)	Car Benefit ($)	Membership Dues (**)($)	Medical/Dental/ Vision Health Insurance Payments ($)	Life and L-T Disability Insurance Payments ($)	Total All Other Compensation ($)
Deepak Chopra	2,139	2,030	3,763	12,574	62,697	83,203
Alan Edrick	963	11,000	—	4,841	—	16,804
Ajay Mehra	2,765	4,745	—	18,977	19,358	45,845
Victor S. Sze	690	12,000	—	10,722	6,356	29,768
Manoocher Mansouri	3,182	5,850	—	11,665	2,288	22,985

(*)	Company matching amounts for the 401(k) plan is subject to vesting schedules specified in plan documents.
(**)	Membership Dues consists of payments made to a golf club.

Grants of Plan-Based Awards Table

The following table sets forth the plan-based awards made during the fiscal year ended June 30, 2009, to each of our Named Executive Officers(1):

Name Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(2)(#)	All Other Option Awards: Number of Securities Underlying Options (3)(#)	Exercise or Base Price of Option Awards (4)($/Sh)	Grant Date Fair Value of Options and Awards (5)($)
Deepak Chopra	7/28/2008	13,000	—	—	271,960
Chairman, President and Chief Executive Officer	1/12/2009	—	80,000	12.52	332,661
	1/12/2009	20,000	—	—	250,400

Alan Edrick	7/28/2008	—	10,000	20.92	77,740
Executive V.P. and Chief Financial Officer	7/28/2008	2,500	—	—	52,300
	1/12/2009	—	40,000	12.52	166,305
	1/12/2009	10,000	—	—	125,200

Ajay Mehra	7/28/2008	—	10,000	20.92	77,740
Executive V.P. of the Company, President of Security division	7/28/2008	2,500	—	—	52,300
	1/12/2009	—	40,000	12.52	166,305
	1/12/2009	10,000	—	—	125,200

Victor S. Sze	7/28/2008	—	5,000	20.92	38,870
Executive V.P., General Counsel and Secretary	7/28/2008	1,250	—	—	26,150
	1/12/2009	—	30,000	12.52	124,729
	1/12/2009	7,500	—	—	93,900

Manoocher Mansouri	7/28/2008	3,750	—	—	78,450
President, Optoelectronics and Manufacturing Division

(1)	The Company has eliminated from this table the columns titled “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” and “Estimated Future Payouts Under Equity Incentive Plan Award” because no amounts would have been included in such columns.
(2)	The grants of restricted stock vest over a period of between four years from the date of grant.
(3)	The option grants expire after five or ten years from the date of grant and vest over three years from the date of grant.
(4)	The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant.
(5)	The grant date fair value of the stock options and restricted stock shown in the table above was computed in accordance with Generally Accepted Accounting Standards and represents the total projected expense to the Company of grants made during the past fiscal year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards for each Named Executive Officer as of June 30, 2009(1):

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (2)(#)	Option Exercise Price (3)($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (4)(#)	Market Value of Shares or Units of Stock That Have Not Vested(5)($)
Deepak Chopra	21,202	—	14.50	10/25/2009	—
Chairman, President and Chief Executive Officer	80,000	—	20.91	11/25/2009	—
	100,000	—	18.53	11/10/2010	—
	21,147	—	25.91	7/10/2010	—
	50,000	—	17.90	6/22/2011	—
	86,169	—	17.37	6/22/2011	—
	4,878	4,878	26.81	11/21/2011	—
	40,200	19,800	20.02	9/16/2017	—
	—	80,000	12.52	1/11/2019	—
	—	—	—	—	57,000	1,188,450

Alan Edrick	8,617	8,618	17.37	7/24/2011	—
Executive V.P., Chief Financial Officer	25,000	25,000	17.99	7/30/2011	—
	3,896	3,897	26.81	11/21/2011	—
	32,160	15,840	20.02	9/16/2017	—
	4,667	9,333	23.18	2/7/2018	—
	—	10,000	20.92	7/28/2018	—
	—	40,000	12.52	1/11/2019	—
	—	—	—	—	17,375	362,269

Ajay Mehra	3,181	—	14.50	10/25/2009	—
Executive V.P. of the Company, President of Security division	25,000	—	20.91	11/25/2009	—
	60,325	—	16.21	2/7/2011	—
	21,538	21,539	18.53	2/5/2012	—
	21,440	10,560	20.02	9/16/2017	—
	4,667	9,333	23.18	2/7/2018	—
	—	10,000	20.92	7/28/2018	—
	—	40,000	12.52	1/11/2019	—
	—	—	—	—	16,625	346,631

Victor S. Sze	17,500	—	20.91	11/25/2009	—
Executive V.P., General Counsel and Secretary	4,241	—	22.28	4/4/2010	—
	20,000	—	18.53	11/10/2010	—
	5,516	—	16.21	2/7/2011	—
	10,000	10,000	18.16	7/6/2011	—
	6,463	6,463	17.37	7/6/2011	—
	779	780	26.81	11/21/2011	—
	16,080	7,920	20.02	9/16/2017	—
	3,334	6,666	23.18	2/7/2018	—
	—	5,000	20.92	7/28/2018	—
	—	30,000	12.52	1/11/2019	—
	—	—	—	—	11,750	244,988

Manoocher Mansouri	2,500	—	17.19	3/9/2010	—
President, Optoelectronics and Manufacturing division	2,500	—	19.58	1/10/2011	—
	1,724	—	16.21	4/17/2011	—
	2,500	5,000	23.18	2/7/2018	—
	—	—	—	—	6,407	133,586

(1)

The Company has eliminated from this table the columns titled “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options,” “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other

Rights That Have Not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” because no amounts would have been included in such columns.

(2)	Each option grant vests over a three year period from the date of grant.
(3)	The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant.
(4)	Includes restricted stock awards granted between July 2007 and June 2008. These restricted stock awards vest over a period of between three and four years from the date of grant.
(5)	The market value of restricted stock awards that have not yet vested is based on the number of unvested shares of stock on June 30, 2009, multiplied by the closing price of the Company’s Common Stock on June 30, 2009 ($20.85 per share).

Option Exercises and Stock Vested Table

The following table sets forth information regarding the exercise of options by and the vesting of restricted stock held by each of the Named Executive Officers during fiscal year ended June 30, 2009:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Deepak Chopra Chairman, President and Chief Executive Officer	—	—	4,250	76,118

Alan Edrick Executive V.P., Chief Financial Officer	—	—	875	15,671

Ajay Mehra Executive V.P. of the Company, President of Security division	1,061	2,016	875	15,671

Victor S. Sze Executive V.P., General Counsel and Secretary	4,243	7,968	625	11,194

Manoocher Mansouri President, Optoelectronics and Manufacturing division	1,713	12,627	1,093	20,107

(1)	Represents the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.
(2)	Represents the number of restricted stock awards that vested multiplied by the closing price of the Company’s Common Stock on the date of vesting.

Pension Benefits

The Company maintains a Nonqualified Defined Benefit Plan (“Defined Benefit Plan”). The Defined Benefit Plan constitutes an unsecured promise by the Company to make payments to participants upon vesting.

Vesting of benefits under the Defined Benefit Plan occurs in accordance with a vesting scheduled that is established for individual participants by a committee of the Board of Directors. Vesting occurs when a participant reaches the retirement age specified in the vesting schedule. In addition, participants are also deemed vested upon the occurrence of the earlier of (i) the death of the participant while actively employed by the Company, (ii) the disability of the participant and (iii) a “change of control” of the Company (as defined in the plan). Mr. Chopra is currently the only participant in the Defined Benefit Plan.

Under the terms of his participation, commencing on the first day of the month following the date that he turns 65, Mr. Chopra will be paid $500,000 per year for 10 years. For every year that Mr. Chopra continues his employment with the Company past the age 65, Mr. Chopra’s benefit will increase by $33,333. However, in no event will his total yearly benefit exceed $600,000. If Mr. Chopra terminates his employment with the Company within two years of a “change in control” (as defined in the plan), he will be entitled to receive, in a single lump-sum payment, the net present value of his accrued benefit. If Mr. Chopra remains in the service of the Company for more than two years following a change in control, his benefit will continue as scheduled. If a change in control occurs after Mr. Chopra’s retirement and prior to or during his distributions under the Nonqualified Defined Benefit Plan, he will receive an accelerated payment of the net present value of all remaining distributions. Mr. Chopra’s benefits under the Nonqualified Defined Benefit Plan will vest equally over the remaining seven years of his service to the Company (assuming retirement at the age of 65).

The following table sets forth information regarding contributions into the Defined Benefit Plan made by or for the participating Named Executive Officer during fiscal year ended June 30, 2009(1):

Name and Principal Position	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Deepak Chopra Chairman, President and Chief Executive Officer	1	291,058	—

(1)	The Company has eliminated from this table the column titled “Plan Name” because only the Defined Benefit Plan is covered by this table.

Nonqualified Deferred Compensation

The Company adopted a nonqualified deferred compensation plan in May 2008 (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, a select group of the Company’s management or highly compensated employees (as designated by the Compensation Committee), including the Named Executive Officers, may defer a specified percentage of their salary, bonuses and commissions and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. The Named Executive Officers may elect to defer up to eighty percent (80%) of their base salary and up to one hundred percent (100%) of other types of eligible compensation. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants.

Participants receive market-based returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investment vehicles chosen by them and which are similar to the investment vehicles made available to all employees participating in the Company’s 401(k) Plan. Participants may at any time change their investment allocations among the investment vehicles made available under the Deferred Compensation Plan. The rates of return for the Named Executive Officers for deferred amounts in the Deferred Compensation Plan in fiscal 2009 ranged from (8.9%) to 5.0%.

Distributions to participants may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date, or death.

The following table sets forth information regarding contributions into the Deferred Compensation Plan made by or for each of the participating Named Executive Officers during fiscal year ended June 30, 2009(1)(2):

Name and Principal Position	Executive Contributions ($)	Company Contributions ($)	Aggregate Earnings (3)($)	Aggregate Balance ($)
Alan Edrick	35,077	35,077	(854)	79,354
Executive V.P., Chief Financial Officer

Ajay Mehra	37,894	37,894	(5,833)	98,115
Executive V.P. of the Company, President of Security division

Victor S. Sze	33,883	33,883	(1,453)	78,351
Executive V.P., General Counsel and Secretary

Manoocher Mansouri	36,965	17,250	2,423	79,493
President, Optoelectronics and Manufacturing division

(1)	The amounts reported in the Company Contributions column are (and in past years were) reported as compensation in the Summary Compensation Table above. The amounts reported in the Aggregate Earnings column are not (and in past years were not) reported as compensation in the Summary Compensation Table above.
(2)	The Company has eliminated from this table the column titled “Aggregate Withdrawals/Distributions” because no amounts would have been included in such column.
(3)	Represents earnings (losses) during the year ended June 30, 2009.

Employment Agreements

The Company has entered into employment agreements with Messrs. Chopra, Edrick, Mehra and Sze.

Deepak Chopra’s Employment Agreement

On July 18, 2005, the Company entered into an Amended and Restated Employment Agreement with Mr. Chopra. Unless the agreement is terminated earlier in accordance with its terms, the Company will employ Mr. Chopra until the later of (i) the fifth anniversary of the date of the agreement or (ii) the close of business three years following the date that either party elects to end the term of the agreement. The agreement provides for a base salary to be determined each year by the Company. Mr. Chopra is entitled to receive one-third of the Company’s year-end bonus pool for management, if a bonus pool is established, and to participate in incentive compensation and other employee benefit plans established by the Company from time to time. The agreement contains certain restrictive covenants and other prohibitions that protect the Company’s proprietary and confidential information following termination, and preclude Mr. Chopra from soliciting its employees or customers after the expiration of the term of his employment with the Company.

Under the terms of the agreement with Mr. Chopra, the Company may terminate Mr. Chopra’s employment at any time for “cause,” as defined in the agreement.

In the event that Mr. Chopra resigns from his employment with the Company with “good reason” (as defined in the agreement), or the Company terminates Mr. Chopra without cause, then: (i) Mr. Chopra is entitled to prorated bonuses through the date of his resignation with good reason or termination without cause; (ii) Mr. Chopra would continue to be entitled to receive all of his salary, unpaid expenses, unpaid vacation days, bonuses and other benefits made available to the Company’s senior members of management, or to its employees generally, for a period of three years from the date of resignation with good reason or termination without cause, without any deduction or offset for any compensation earned or received by Mr. Chopra from any other sources and without any further obligation by Mr. Chopra to render services to the Company; and (iii) at Mr. Chopra’s election, all of his unvested stock options in the Company would fully vest upon the date of his resignation with good reason or termination without cause.

In the event Mr. Chopra resigns from the Company with good reason or the Company terminates him without cause at any time upon or after the occurrence of a “change in control” (as defined in the agreement), then Mr. Chopra, at his option and in lieu of receiving the amounts set forth above may elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by Mr. Chopra’s “base amount” (as defined in Code Section 280G(b)(3)). In connection with such alternative payment, Mr. Chopra, in his sole discretion, has the right to have all or any portion of his unvested stock options accelerate as of the date of such resignation or termination.

In the event that Mr. Chopra dies or becomes physically or mentally disabled so as to become unable for more than 180 days in the aggregate in any 12 month period to perform his duties on a full-time basis with reasonable accommodations, then, upon the date of his death or upon the Company’s termination of his employment due to a disability all of Mr. Chopra’s unvested stock options in the Company would fully vest on such date.

The Company maintains a Nonqualified Defined Benefit Plan, the purpose of which is to provide specified payments to participants following retirement, termination in connection with a change in control of the Company, or the participant’s death or disability. Currently, Mr. Chopra is the only employee that participates in this plan. Under the terms of his participation, commencing on the first day of the month following the date that he turns 65, Mr. Chopra will be paid $500,000 per year for 10 years. For every year that Mr. Chopra continues his employment with the Company past the age 65, Mr. Chopra’s benefit will increase by $33,333. However, in no event will his total yearly benefit exceed $600,000. If Mr. Chopra terminates his employment with the Company within two years of a “change in control” (as defined in the plan), he will be entitled to receive, in a single lump-sum payment, the net present value of his accrued benefit. If Mr. Chopra remains in the service of the Company for more than two years following a change in control, his benefit will continue as scheduled. If a change in control occurs after Mr. Chopra’s retirement and prior to or during his distributions under the Nonqualified Defined Benefit Plan, he will receive an accelerated payment of the net present value of all remaining distributions. Mr. Chopra’s benefits under the Nonqualified Defined Benefit Plan will vest equally over the remaining seven years of his service to the Company (assuming retirement at the age of 65).

Alan Edrick’s, Ajay Mehra and Victor Sze’s Employment Agreements

On September 22, 2008, the Company entered into an employment agreement with each of Messrs. Edrick and Sze. On September 14, 2009, the Company entered into an employment agreement with Mr. Mehra. (For purposes of this section, each of Messrs. Edrick, Mehra and Sze are each individually referred to as the “Executive”). The terms of such agreements are substantially identical. Unless the agreement is terminated earlier in accordance with its terms, the Company will employ the Executive until the later of (i) the third anniversary of the date of the agreement or (ii) one year following the date that the Company notifies the Executive of its election to end the term of the agreement. The agreement provides for a base salary to be determined each year by the Company. The Executive is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees, to participate in incentive compensation and other employee benefit plans established by the Company. The agreement contains certain restrictive covenants and other prohibitions that protect the Company’s proprietary and confidential information following termination, and preclude the Executive from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Executive’s last date of employment with the Company.

Under the terms of the agreement, the Company may terminate Executive’s employment at any time for “cause” (as defined in the agreement), or for the following additional reasons: (i) in the event of the Executive’s death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 60 days within any six-month period; or (iii) on 30 days’ written notice, each as further detailed in the agreement. The Executive may also terminate his employment agreement for “good reason” (as defined in the agreement).

In the event of the termination of the Executive’s employment by the Company without cause or by the Executive for good reason, the Executive shall be entitled to: (i) an amount equal to 18 months’ salary at the Executive’s then-current base salary; (ii) an amount equal to 1.5 times the average bonus paid by the Company to the Executive in the three years preceding such termination; and (iii) the acceleration of vesting of all stock options and equity grants from the Company to the Executive, and an extension of time to exercise such stock options such that the Executive’s right to exercise such stock options shall continue until the first anniversary of the last day of his employment, but in no event later than the expiration date of the options.

In the event of the termination of the Executive’s employment by the Company without cause or by the Executive for good reason, within 90 days prior to or 12 months after a “change of control” (as defined in the agreement), then the Executive shall be entitled to (i) an amount equal to 24 months’ salary at the Executive’s then-current base salary; (ii) an amount equal to twice the average of bonuses paid by the Company to the Executive in the three years preceding such termination; and (iii) the acceleration of vesting of all stock options and equity grants from the Company to the Executive, and such stock options shall remain exercisable by the Executive for no less than 12 months after the date of such termination. Under such circumstances, the Executive may, at his option, and in lieu of receive the forgoing amounts, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by the Executive’s “base amount” (as defined in Code Section 280G(b)(3)); provided, however, that in such case, the amount of such alternative payment shall be reduced by the value of acceleration (as determined under Code Section 280G and the regulations thereunder) of any equity or stock options accelerated under the terms of the agreement.

Potential Payment upon Termination of Employment or Change in Control

The following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under the Named Executive Officer’s current employment agreement. The table therefore assumes that the terms of the employment agreement to which each Named Executive Officer is currently subject had been effect on June 30, 2009, and that employment terminated on such date. The table also assumes that the price of the Company’s stock, on which certain calculations in the following table are made, was the closing price of the Company’s Common stock on that date ($20.85).

Please also note that regardless of the manner in which a Named Executive Officer’s employment terminates, the officer is entitled to receive amounts earned during the term of employment. These amounts, which are not included the following table, include: (i) regular salary accrued as of the final date of employment; (ii) bonuses accrued as of the final date of employment; (iii) vacation and paid time off accrued as of the final date of employment; (iv) business expense reimbursements not yet paid as of the final date of employment; and (v) amounts contributed under the Company’s qualified and nonqualified deferred compensation plans.

All disclosed amounts in the following table are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which amounts would only be known at the time that they become eligible for such payments.

Name and Principal Position	Reason for Termination	Salary($)	Bonus($)(1)	Accelerated Vesting($)	Total($)
Deepak Chopra(2)	Good Reason or Without Cause(3)	3,000,000	2,700,000	682,834	6,382,834
Chairman, President and Chief Executive Officer	Good Reason or Without Cause in Connection with a Change in Control Alternative Payment(4)	2,990,000	—	682,834	3,672,834
	Death or Permanent Disability	—	—	682,834	682,834

Alan Edrick	Good Reason or Without Cause	532,500	327,500	810,107	1,670,107
Executive V.P. and Chief Financial Officer	Good Reason or Without Cause in Connection with a Change in Control	710,000	436,667	810,107	1,956,774

	Termination for Good Reason or Without Cause in Connection With a Change in Control Alternative Payment(4)	251,343	—	810,107	1,061,450

Ajay Mehra	Good Reason or Without Cause	570,000	282,500	738,567	1,591,067
Executive V.P. of the Company, President of Security division	Good Reason or Without Cause in Connection with a Change in Control	760,000	376,667	738,567	1,875,234
	Termination for Good Reason or Without Cause in Connection With a Change in Control Alternative Payment(4)	397,633	—	738,567	1,136,200

Victor S. Sze	Good Reason or Without Cause	495,000	290,000	550,852	1,335,852
Executive V.P., General Counsel and Secretary	Good Reason or Without Cause in Connection with a Change in Control	660,000	386,667	550,852	1,597,519

	Termination for Good Reason or Without Cause in Connection With a Change in Control Alternative Payment(4)	435,848	—	550,852	986,700

(1)	For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to each of the Named Executive Officers following the completion of the fiscal year ended June 30, 2009, for performance in the fiscal year ended June 30, 2009.
(2)	In addition to the amounts indicated in this table, Mr. Chopra would also become entitled, beginning at age 65, to certain payments under the Company’s Nonqualified Defined Benefit Plan. Additional information about this plan is summarized above under the heading “Pension Benefits.”
(3)	These amounts assume that Mr. Chopra would be entitled to the same salary and bonuses during the three years following the date of resignation for Good Reason or termination without cause as he earned during the year ended June 30, 2009.

(4)	This reflects the compensation to which the Named Executive Officer would be entitled in the event that he terminates his employment for Good Reason or the Company terminates his employment without Cause following a Change in Control and the Named Executive Officer elects to receive the alternate payment method described in his employment agreement.

Director Compensation

Messrs. Chopra and Mehra receive no compensation for their service as directors of the Company.

During the fiscal year ended June 30, 2009, each non-employee director received a fee of $30,000 for their year of service, $1,500 for each Board of Directors meeting attended, and options to purchase 7,500 shares of the Company’s Common Stock (or its equivalent in the form of shares of restricted Common Stock) per year, at an exercise price equal to 100% of fair market value as of the date of grant. Each non-employee director may also, from time to time, become eligible to receive additional shares of restricted Common Stock.

Each member of the Audit Committee receives a fee of $1,500 for each Audit Committee meeting attended. In addition, the Chairman of the Audit Committee also receives a fee of $5,000 per year and options to purchase 12,500 shares of the Company’s Common Stock (or its equivalent in the form of shares of restricted Common Stock) at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Compensation Committee receives a fee of $1,500 for each Compensation Committee meeting attended. In addition, the Chairman of the Compensation Committee also receives a fee of $5,000 per year and options to purchase 12,500 shares of the Company’s Common Stock (or its equivalent in the form of shares of restricted Common Stock) at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Nominating and Governance Committee receives a fee of $1,500 for each Nominating and Governance Committee meeting attended. In addition, the Chairman of the Nominating and Governance Committee also receives a fee of $5,000 per year and options to purchase 10,000 shares of the Company’s Common Stock (or its equivalent in the form of shares of restricted Common Stock) at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Executive Committee receives a fee of $15,000 per year and options to purchase 10,000 shares of the Company’s Common Stock (or its equivalent in the form of shares of restricted Common Stock) at an exercise price equal to 100% of fair market value as of the date of grant.

All options granted to members of the Board of Directors and its committees vest in three installments: one-third on the first anniversary of the grant date, one-third on the second anniversary, and the balance on the third anniversary, conditioned upon continued service as a director of the Company. All restricted stock granted to members of the Board of Directors and its committees vests in either three installments (one-third on the first anniversary of the grant date, one-third on the second anniversary, and the balance on the third anniversary) or four installments (one-fourth on the first anniversary of the grant date, one-fourth on the second anniversary, one fourth on the third anniversary, and the balance on the fourth anniversary), conditioned upon continued service as a director of the Company. The directors also are reimbursed for expenses incurred in connection with the performance of their services as directors.

The following table provides compensation information for the fiscal year ended June 30, 2009 for each member of the Company’s Board of Directors(1):

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2)($)	Option Awards (2)($)	Total ($)
Steven C. Good	83,000	49,216	157,482	289,698
Meyer Luskin	83,000	49,216	157,482	289,698
Chand R. Viswanathan(3)	47,000	30,702	88,295	165,997
Leslie E. Bider	47,000	25,928	63,423	136,351

(1)	The Company has eliminated from this table the columns titled “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” because no amounts would have been included in such columns.
(2)	Amounts calculated utilizing the accounting guidance related to stock-based compensation under accounting principles generally accepted in the United States.
(3)	Amounts include (i) $5,000 and (ii) 10,000 shares of the Company’s Common Stock (or its equivalent in the form of shares of restricted Common Stock) at an exercise price equal to 100% of fair market value as of the date of grant, received by Mr. Viswanathan for serving on an advisory technology committee of the Company. Mr. Viswanathan notified the Company on December 21, 2009 that he would retire from his position as a Director effective upon the Annual Meeting of Shareholders and the election of a successor Director.

Certain Relationships and Related Transactions

In 1994, the Company, together with Electronics Corporation of India Limited (“ECIL”), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India. The Company owns a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra owns a 4.5% interest. The remaining interest in the joint venture is owned by ECIL. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company’s portion of the earnings of ECIL Rapiscan has been immaterial to the Company’s financial results and results of operations.

The Company contracts for a portion of its automobile rental and messenger services from a business that was owned during the year ended June 30, 2009 by Mr. Chopra and his wife. The Company paid the business approximately $54,000 for such services during the year ended June 30, 2009. The Company contracts for printing services from a business owned by Mr. Chopra’s father-in-law, Madan G. Syal. The Company paid Mr. Syal approximately $45,000 for such printing services during the year ended June 30, 2009.

The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company will be on terms at least as favorable to the Company as those that can be obtained from nonaffiliated third parties.

The Audit Committee of the Board of Directors reviews proposed transactions in which the Company and any person who is a member of the Board of Directors, a nominee to become a member of the Board of Directors, an executive officer of the Company, or any immediate family member of any of the foregoing would have a direct or material interest in the transaction and the amount of the transaction is not negligible. The review involves an evaluation, without participation by any member of the Audit Committee with a direct or material interest in the transaction, of whether the transaction would be on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. This policy is supported by the Charter of the Audit Committee of the Board of Directors.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

COMPENSATION COMMITTEE

Meyer Luskin
Steven C. Good

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of shares of the Company beneficially owned as of December 17, 2009, by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s outstanding Common Stock:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	1,052,746	5.6%
Wells Fargo & Company(4)	2,359,474	12.9%
Wellington Management Company, LLP(5)	1,076,226	5.9%

(1)	Except as otherwise noted, the address of each shareholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after December 17, 2009, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)	Includes 80,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 40,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 489,891 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 108,916 shares of unvested restricted stock granted between September 17, 2007 and September 1, 2009, are held individually by Mr. Chopra. Includes 26,667 shares issuable pursuant to options that become exercisable no later than 60 days after December 17, 2009. Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company.
(4)	As reported in a Schedule 13F-HR filed on November 17, 2009, with the SEC, the address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.
(5)	As reported in a Schedule 13F-HR filed on November 16, 2009, with the SEC, the address of Wellington Management Company, LLP is 75 State St., Boston, MA 02109.

The following table sets forth the amount of shares of the Company beneficially owned as of December 17, 2009, by each director of the Company, each Named Executive Officer, and all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	1,052,746	5.6%
Ajay Mehra(4)	303,108	1.6%
Alan Edrick(5)	171,309	0.9%
Victor S. Sze(6)	125,476	0.6%
Manoocher Mansouri(7)	56,079	0.3%
Steven C. Good(8)	82,674	0.4%
Meyer Luskin(9)	112,340	0.6%
Chand R. Viswanathan(10)	45,630	0.2%
Leslie E. Bider(11)	25,705	0.1%
All directors and executive officers as a group (9 persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)	1,975,067	10.3%

(1)	Except as noted otherwise, the address of each shareholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after December 17, 2009,, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)	Includes 80,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 40,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 489,891 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 108,916 shares of unvested restricted stock granted between September 17, 2007 and September 1, 2009 are held individually by Mr. Chopra. Includes 26,667 shares issuable pursuant to options that become exercisable no later than 60 days after December 17, 2009. Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company.
(4)	Mr. Mehra is the Executive Vice President and a Director of the Company and President of the Company’s Security division. Includes 39,539 shares issuable pursuant to options that become exercisable no later than 60 days after December 17, 2009.
(5)	Mr. Edrick is Executive Vice President and Chief Financial Officer of the Company. Includes 18,000 shares issuable pursuant to options that become exercisable no later than 60 days after December 17, 2009.
(6)	Mr. Sze is the General Counsel, Executive Vice President and Secretary of the Company. Includes 13,333 shares issuable pursuant to options which become exercisable no later than 60 days after December 17, 2009.
(7)	Mr. Mansouri is the President of the Company’s Optoelectronics and Manufacturing division. Includes 2,500 shares issuable pursuant to options which become exercisable no later than 60 days after December 17, 2009.
(8)	Includes 6,000 shares owned for Mr. Good’s benefit by the Good, Swartz & Berns Pension & Profit Sharing Plan, of which Mr. Good is a co-trustee and in which he participates. Mr. Good is a Director of the Company. The address of Mr. Good is 11755 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90025.
(9)	Includes 35,666 shares held by The Meyer and Doreen Luskin Family Trust. Mr. Luskin is a Director of the Company. The address of Mr. Luskin is c/o Scope Industries, 2811 Wilshire Boulevard, Suite 410, Santa Monica, CA 90403.
(10)	Includes 5,000 shares held by C. R. Viswanathan Trust Fund. Mr. Viswanathan, a Director of the Company, notified the Company on December 21, 2009 that he would retire as a Director, effective upon the Annual Meeting of Shareholders and the election of a successor Director.
(11)	Mr. Bider is a Director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(b) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. None of the Company’s directors or executive officers owns more than 10% of the Company’s securities. Based solely upon the Company’s review of such forms furnished to the Company during the fiscal year ended June 30, 2009, and written representations from certain reporting persons, the Company believes that its executive officers and directors have complied with the requirements imposed on them by Section 16(a) of the Exchange Act except that during the year ended June 30, 2009, Mr. Good untimely filed one Form 4 report, Messrs. Edrick, Mehra and Sze each untimely filed two Form 4 reports, and Messrs. Chopra and Mansouri each untimely filed three Form 4 reports.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The following table represents fees charged for professional audit services rendered by Moss Adams for the audit of the Company’s annual financial statements and for the years ended June 30, 2008 and 2009 and fees billed by Moss Adams for other services during those years (in thousands):

	FY 2008	FY 2009
Audit Fees	$2,090	$1,453
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$2,090	$1,453

“Audit Fees” consist of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and the review of the Company’s interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams in connection with statutory and regulatory filings or engagements.

The term “Audit-Related Fees” means fees for assurance and related services related to projects other than statutory and regulatory filings. The term “Tax Fees” means fees for professional services rendered for tax advice, planning and compliance (domestic and international). The term “All Other Fees” means fees for products and services other than for the services described above.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent public accountants. The Audit Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent public accountants, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Independence

The Audit Committee has considered whether Moss Adams provision of services other than its audit of the Company’s annual financial statement and its review of the Company’s quarterly financial statements is compatible with maintaining such independent public accountant’s independence and has determined that it is compatible.

REPORT OF AUDIT COMMITTEE

During the fiscal year ended June 30, 2009, the Audit Committee was composed of three non-employee directors, namely, Steven C. Good, Meyer Luskin and Leslie E. Bider, all of whom meet the independence and experience requirements of the SEC and NASDAQ Listing Standards. The Board of Directors has determined that Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee qualify as Audit Committee Financial Experts. The Audit Committee met four times during the fiscal year ended June 30, 2009.

At each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent public accountants. The Audit Committee’s agenda is established by the Audit Committee’s Chairman and the Company’s Chief Financial Officer. During the year, the Audit Committee had private sessions with the Company’s independent public accountants at which candid discussions of financial management, accounting and internal control issues took place.

The Audit Committee recommended to the Board of Directors the engagement of Moss Adams LLP as the Company’s independent public accountants. The Audit Committee reviewed with the Company’s financial managers and the independent public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent public accountants their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent public accountants, the committee asks them to address and discusses their responses to several questions that the committee believes are particularly relevant to its oversight. These questions include:

•

Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent public accountants themselves prepared and been responsible for the financial statements?

•

Based on the independent public accountants’ experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•

Based on the independent public accountants’ experience and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Audit Committee believes that by thus focusing its discussions with the independent public accountants, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with the independent public accountants all other matters required to be discussed by the independent public accountants with the committee under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received and discussed with the independent public accountants their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and considered with the independent public accountants whether the provision of services provided by them to the Company during the fiscal year ended June 30, 2009 was compatible with the independent public accountants’ independence.

Finally, the Audit Committee reviewed and discussed with management and the independent public accountants the evaluation of the Company’s internal controls and the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company’s SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal controls over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (1) management’s assessment of the effectiveness of internal control over financial reporting, and (2) the effectiveness of internal controls over financial reporting.

In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the SEC.

AUDIT COMMITTEE

Steven C. Good Meyer Luskin Leslie E. Bider

CODE OF ETHICS AND CONDUCT

The Company has adopted a Code of Ethics and Conduct, which code applies to all of its directors, officers and employees. A copy of the Code of Ethics and Conduct is attached as an exhibit to the Company’s 2005 Annual Report on Form 10-K filed with the SEC. A copy of the Code of Ethics and Conduct may also be obtained, without charge, under the Investor Relations section of our website – http://www.osi-systems.com – or by written request addressed to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

ANNUAL MEETING ATTENDANCE

The Company has adopted a formal policy with regard to directors’ attendance at annual meetings of shareholders. All members of the Board of Directors of the Company are strongly encouraged to prepare for, attend and participate in all annual meetings of shareholders. All of the Company’s directors attended last year’s annual meeting of shareholders in person.

SHAREHOLDER COMMUNICATIONS

Shareholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Secretary of the Company at the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Secretary will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC is available upon written request and without charge to shareholders by writing to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250 or by calling telephone number (310) 978-0516.

In certain cases only one Annual Report and Proxy Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report and/or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, OSI Systems, Inc., at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by directing such request to the same mailing address.

SHAREHOLDER PROPOSALS

In the event that a shareholder desires to have a proposal included in the Company’s proxy statement and form of proxy used in connection with the Company’s next Annual Meeting of Shareholders, the proposal must be delivered in writing to the Secretary of the Company and comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. Under such rule, the deadline for delivering any such proposal to the Company would be September 13, 2010.

The Company’s Bylaws provide that if a shareholder, rather than including a proposal in the Company’s proxy statement as discussed above, commences his or her own proxy solicitation for the next Annual Meeting of Shareholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the shareholder must deliver a notice of such proposal to the Company at least 90 days prior to February 19, 2011. The notice must comply with the Company’s Bylaws and should be directed to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the Compensation Committee Report and the Report of the Audit Committee will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by the Company under those statutes, except to the extent the Company specifically incorporates such report by reference therein. In addition, information on the Company’s website, other than this Proxy Statement and the enclosed Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER BUSINESS

The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

By Order of the Board of Directors

Victor S. Sze
Secretary

Hawthorne, California

January 5, 2010

Appendix A

AGREEMENT AND PLAN OF MERGER

OF

OSI SYSTEMS, INC.,

A DELAWARE CORPORATION

AND

OSI SYSTEMS, INC.,

A CALIFORNIA CORPORATION

This Agreement and Plan of Merger dated as of                     , 2010 (the “Agreement”) is entered into by and between OSI Systems, Inc., a California corporation (“OSI California”) and OSI Systems, Inc., a Delaware corporation (“OSI Delaware”). OSI Delaware and OSI California are sometimes referred to in this Agreement as the “Constituent Corporations.”

RECITALS

A. OSI Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 110,000,000 shares, 100,000,000 of which are designated “Common Stock,” $0.001 par value, and 10,000,000 of which are designated “Preferred Stock,” $0.001 par value. As of the date of this Agreement, 100 shares of OSI Delaware Common Stock were issued and outstanding, all of which are held by OSI California, and no shares of Preferred Stock were issued and outstanding.

B. OSI California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 110,000,000 shares, 100,000,000 of which are designated “Common Stock,” no par value and 10,000,000 of which are designated “Preferred Stock,” no par value. As of                     , 2010,              shares of OSI California Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

C. The Board of Directors of OSI California has determined that, for the purpose of effecting the reincorporation of OSI California in the State of Delaware, it is advisable and in the best interests of OSI California that OSI California merge with and into OSI Delaware upon the terms and conditions provided in this Agreement.

D. The respective Boards of Directors of OSI Delaware and OSI California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and, if approved by such stockholders, executed by officers of their respective corporations.

AGREEMENT

In consideration of the mutual agreements and covenants set forth herein, OSI Delaware and OSI California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

Section 1 Merger.    In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, OSI California shall be merged with and into OSI Delaware (the “Merger”), the separate existence of OSI California shall cease and OSI Delaware shall be, and is sometimes referred to below as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be “OSI Systems, Inc.”

Section 2. Closing.    The closing of this Agreement shall take place at 12525 Chadron Avenue, Hawthorne, California, as soon as practicable following the satisfaction of all conditions to closing set forth in Section 3 of this Agreement (the “Closing”).

Section 3 Conditions to Closing.    The obligations hereunder of both parties to enter into this Agreement are subject to their satisfaction, at or before the Closing, of each of the conditions set forth below:

3.1 Adoption and Approval by Stockholders.    Adoption and approval of this Agreement and the Merger by the stockholders of each Constituent Corporation in accordance with the applicable requirements of the Delaware General Corporation Law and the California General Corporation Law; and

3.2 Satisfaction of Conditions Precedent.    The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement.

Section 4 Filing and Effectiveness.    Upon the satisfaction of all Conditions to Closing set forth in Section 3 above, the parties shall file, and the Merger shall become effective upon completion of the filing, with the Secretary of State of Delaware of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law. The date and time when the Merger becomes effective is referred to in this Agreement as the “Effective Time of the Merger.”

Section 5 Effect of the Merger.    Upon the Effective Time of the Merger, the separate existence of OSI California shall cease and OSI Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time of the Merger, (b) shall be subject to all actions previously taken by its and OSI California’s Board of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of OSI California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of the debts, liabilities and obligations of OSI Delaware as constituted immediately prior to the Effective Time of the Merger and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of OSI California in the same manner as if OSI Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

Section 6. Charter Documents, Directors and Officers.

6.1 Certificate of Incorporation.    The Certificate of Incorporation of OSI Delaware as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

6.2 Bylaws.    The Bylaws of OSI Delaware as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

6.3 Directors and Officers.    The directors and officers of OSI Delaware immediately prior to the Effective Time of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

Section 7. Manner of Conversion of Stock.

7.1 OSI California Common Stock.    Upon the Effective Time of the Merger, each one share of OSI California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation. No fractional share interests of the Surviving Corporation shall be issued. In lieu thereof, each holder of shares of OSI California shall receive from OSI Delaware an amount of cash equal to the average closing prices of OSI California Common Stock as quoted on The Nasdaq Stock Market for five (5) consecutive trading days ending three (3) business days prior to the closing date of the Merger. Any fractional share interests to which a holder would otherwise be entitled shall be aggregated so that no OSI California shareholder shall receive cash in an amount greater than the value of one (1) full share of OSI Delaware Common Stock.

7.2 OSI California Options, Stock Purchase Rights and Convertible Securities.

(a) Upon the Effective Time of the Merger, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans heretofore adopted by OSI California (the “Plans”). Each outstanding and unexercised option, other right to purchase, or security convertible into, OSI California Common Stock (a “Right”) shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase, or a security convertible into the Surviving Corporation’s Common Stock, respectively, on the basis of one share of the Surviving Corporation’s Common Stock, as the case may be, for each one share of OSI California Common Stock, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such OSI California Right at the Effective Time of the Merger. This paragraph 7.2(a) shall not apply to OSI California Common Stock. Such Common Stock is subject to paragraph 7.1 hereof.

(b) A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise or conversion of Rights equal to the number of shares OSI California Common Stock so reserved immediately prior to the Effective Time of the Merger.

(c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion. In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to OSI Delaware’s Plans) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation, the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of Common Stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

Notwithstanding the foregoing, with respect to options issued under OSI California’s Plans that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no “additional benefits” (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

7.3 OSI Delaware Common Stock.    Upon the Effective Time of the Merger, each share of Common Stock, $0.001 par value, of OSI Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by OSI Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

7.4 Exchange of Certificates.    After the Effective Time of the Merger, each holder of an outstanding certificate representing OSI California Common Stock may, at such holder’s option, surrender the same for cancellation to StockTrans, Inc. as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as provided herein. Until so surrendered, each outstanding certificate theretofore representing shares of OSI California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation’s capital stock into which such shares of OSI California capital stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of OSI California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

If any certificate for shares of Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

Section 8. General.

8.1 Covenants of OSI Delaware.    OSI Delaware covenants and agrees that it will, on or before the Effective Time of the Merger:

(a) Qualify to do business as a foreign corporation in the State of California and irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

(b) File any and all documents with the California Franchise Tax Board necessary for the assumption by OSI Delaware of all of the franchise tax liabilities of OSI California; and

(c) Take such other actions as may be required by the California General Corporation Law.

8.2 Further Assurances.    From time to time, as and when required by OSI Delaware or by its successors or assigns, there shall be executed and delivered on behalf of OSI California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by OSI Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of OSI California and otherwise to carry out the purposes of this Agreement, and the officers and directors of OSI Delaware are fully authorized in the name and on behalf of OSI California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

8.3 Abandonment.    At any time before the Effective Time of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either OSI California or OSI Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of OSI California or by the sole stockholder of OSI Delaware, or by both.

8.4 Amendment.    The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

8.5 Registered Office.    The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

8.6 Agreement.    Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 12525 Chadron Avenue, Hawthorne, CA 90250 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

8.7 Governing Law.    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

8.8 Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one instrument.

Appendix B

FORM OF

CERTIFICATE OF INCORPORATION

OF

OSI SYSTEMS, INC.

(a Delaware corporation)

I.

The name of this corporation is “OSI Systems, Inc.” (the “Corporation”).

II.

The address of the Corporation’s registered office in the 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

III.

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

IV.

A. Classes of Stock.    This Corporation is authorized to issue two classes of stock to be designated, respectively, as “Common Stock” and “Preferred Stock”. The total number of shares which the Corporation is authorized to issue is one hundred ten million (110,000,000) shares, $0.001 par value. One hundred million (100,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock.

B. Rights, Preferences and Restrictions of Preferred Stock.    Shares of Preferred Stock may be issued from time to time in one or more series, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions. The Board of Directors may increase or decrease the number of shares of any such series subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V.

The number of directors that constitutes the entire Board of Directors shall be no less than five (5) nor more than nine (9), the exact number of directors to be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors.

VI.

Stockholders shall not be permitted to cumulate votes at any election of directors.

VII.

Except as otherwise provided by law, vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, provided that a vacancy created by the removal of a director by stockholders may be filled only by the vote of a majority of the shares entitled to vote on the election of such director, present in person or represented by proxy at a duly called and convened meeting of stockholders, or by the written consent of holders of a majority of the outstanding shares entitled to vote on the election of such director.

VIII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IX.

A. Except as otherwise provided in the Bylaws, the Bylaws may be amended or repealed or new Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote generally in the election of directors. In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

X.

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chief Executive Officer of the Corporation, the Chairman of the Board of Directors or a majority of the authorized number of directors or by stockholders of record who hold in the aggregate at least 10% percent of the voting power of the outstanding shares of the Corporation entitled to vote at the meeting in the manner provided in the Bylaws, but such special meetings may not be called by any other person or persons.

XI.

Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of record on the record date (established in the manner provided in the Bylaws) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, further, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not theretofor been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

XII

Meetings of stockholders may be held within or without the State of Delaware. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

XIII.

The Corporation shall have perpetual existence.

XIV.

A. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

B. Any repeal or modification of the foregoing provisions of this Article XIV shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

XV.

A. To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation.

B. Any repeal or modification of any of the foregoing provisions of this Article XV shall not adversely affect any right or protection of any such agent or other person existing at the time of, or increase the liability of any such agent or other person with respect to any acts or omissions of such agent or other person occurring prior to such repeal or modification.

XVI.

Pursuant to Section 203(b)(1) of the DGCL, the Corporation shall not be governed by the provisions of Section 203 of the DGCL.

XVII.

The name and mailing address of the incorporator are as follows:

Victor S. Sze

c/o OSI Systems, Inc.

12525 Chadron Avenue

Hawthorne, CA 90250

IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation on this      day of                     , 2010.

Victor S. Sze, Incorporator

Appendix C

FORM OF BYLAWS

OF

OSI SYSTEMS, INC.

(a Delaware corporation)

ARTICLE I

OFFICES

Section 1. Registered Office.    The registered office of OSI Systems, Inc., a Delaware corporation (the “Corporation”), shall be fixed in the Certificate of Incorporation of the Corporation.

Section 2. Other Offices.    The Corporation shall also have and maintain a principal executive office at 12525 Chadron Avenue, Hawthorne, CA 90250 and other offices at such place or places within and without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings.    Meetings of stockholders shall be held either at the principal executive office of the Corporation or at any other place within or without the State of Delaware which may be designated by the Board and provided in notice of the meeting.

Section 2. Annual Meetings.    The annual meetings of the stockholders shall be held on such date and at such time as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

Section 3. Special Meetings.

(a) Special meetings of the stockholders for any purpose or purposes may be called only (i) by the Chairman of the Board of Directors, (ii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, (iii) the Chief Executive Officer or (v) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 3 from stockholders of record as of the record date fixed in accordance with Section 3(d) who hold, in the aggregate, at least 10% percent of the voting power of the outstanding shares of the Corporation. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the board of directors at a special meeting must also comply with the requirements set forth in Section 14.

(b) No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 3(a) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting (the “Request Record Date”), which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c) To be in proper form for purposes of this Section 3, a request by a stockholder for the Board of Directors to fix a Request Record Date shall set forth:

(i) As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 13(c)(i), except that for purposes of this Section 3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(i));

(ii) As to each Requesting Person, any Disclosable Interests (as defined in Section 13(c)(ii), except that for purposes of this Section 3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(ii) and the disclosure in clause (E) of Section 13(c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(iii) As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(iv) If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 3(b), the term “Requesting Person” shall mean (i) the stockholder making the request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate of such stockholder or beneficial owner.

(d) Within ten (10) days after receipt of a request to fix the Request Record Date in proper form and otherwise in compliance with this Section 3 from any stockholder of record, the Board of Directors may adopt a resolution fixing the Request Record Date, which date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors. If no resolution fixing a Request Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Request Record Date was received, the Request Record Date shall be deemed to be the twentieth (20th) day after the date on which the request therefor is received. Notwithstanding anything in this Section 3 to the contrary, no Request Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following the Request Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 3(f).

(e) Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 3(a) unless stockholders of record as of the Request Record Date who hold, in the aggregate, more than 10 percent of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only stockholders of record on the Request Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 3(a). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Request Record Date. To be in proper form for purposes of this Section 3, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 3 by a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the

Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 3, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Request Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Request Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(g) After receipt of demands in proper form and in accordance with this Section 3 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Section 8 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 4.

(h) In connection with a special meeting called in accordance with this Section 3, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a Request Record Date in accordance with this Section 3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 3 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(i) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 3 except in accordance with this Section 3. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 3, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 3, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

Section 4. Notice of Annual or Special Meeting.    Except as otherwise provided by law, written notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the purpose or purposes for which the meeting is called, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but, subject to the provisions of applicable law, the Certificate of Incorporation and these Bylaws, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

Notice of a stockholders’ meeting shall be given either personally or by mail or by other means of written or electronic communication, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is directed to the stockholder in the manner consented to by the stockholder. Any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided by Section 232 of the Delaware General Corporation Law. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the giving of such notice. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after the meeting, and to the extent permitted by law, will be waived by any stockholder by attendance thereat, in person or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 4.

Section 5. Quorum.    A majority of the issued and outstanding stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or in proxy, at the place of the meeting shall have power to adjourn the meeting to another place, date or time in accordance with Section 6 of this Article.

Section 6. Adjourned Meeting and Notice Thereof.    It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any stockholders’ meeting is adjourned for more than thirty (30) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 7. Voting.    Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by the Certificate of Incorporation, these bylaws, applicable law or any other rules and regulations applicable to the Corporation or shares of its capital stock (including the rules and regulations of any stock exchange on which shares of the Corporation’s capital stock are traded), all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8. Record Date.    The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to the exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than thirty (30) days. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next business day next preceding the day on which the meeting is held.

Section 9. Consent of Absentees.    The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, except as provided in the Certificate of Incorporation or these Bylaws.

Section 10. Action by Written Consent in Lieu of a Meeting.

(a) Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of record on the record date (established as provided below) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, further, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not theretofor been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. Any such consent shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 10, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 10. Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(b) Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 10(b) from any such stockholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the record date for determining stockholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 10, and (ii) the record date for determining stockholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 10. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 10, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 10, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 10 with respect to stockholders seeking to take an action by written consent, each such stockholder shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

Section 11. Proxies.    Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 12. Inspector of Election.    In advance of any meeting of stockholders, the Board may appoint any person to act as the inspector of election at such meeting and any adjournment thereof. If the inspector of election is not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder’s proxy shall, make such appointment at the meeting. The duties of such inspector shall include: determining, and certifying as appropriate, the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders.

Section 13. Notice of Business to be Brought Before a Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 13 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 13 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 14 and this Section 13 shall not be applicable to nominations except as expressly provided in Section 14.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 13. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 13, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (E) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Disclosable

Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section 13, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 13. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 13, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Section 13 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 13 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 13 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 14. Notice of Nominations for Election to the Board of Directors.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 14 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 14 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 13) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 14. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 14. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 13) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Section 14, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 13(c)(i), except that for purposes of this Section 14 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 13(c)(ii), except that for purposes of this Section 14 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(ii) and the disclosure in clause (E) of Section 13(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 14 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”); and

(iv) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 14, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such stockholder or beneficial owner,

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 14. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 14, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(f) In addition to the requirements of this Section 14 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

ARTICLE III

DIRECTORS

Section 1. Powers.    Subject to limitations of the Certificate of Incorporation, of these Bylaws and of the Delaware General Corporation Law relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. Number of Directors.    The number of directors shall be determined from time to time by resolution of the Board, within the range set forth in the Certificate of Incorporation. No reduction of the authorized number of directors shall have the effect of shortening the term of any incumbent director.

Section 3. Election and Term of Office.    The directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 4. Vacancies.    Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Except as otherwise provided by law, vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, provided that a vacancy created by the removal of a director by the stockholders may be filled only by the vote of a majority of the shares entitled to vote for the election of such director in person or represented at a duly called and convened meeting of stockholders, or by the written consent of holders of a majority of the outstanding shares entitled to vote in the election of such director. Each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

Any person who has been declared of unsound mind by an order of court or convicted of a felony shall cease to be qualified as a director.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 5. Place of Meeting.    Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation.

Section 6. Regular Meetings.    Immediately following each annual meeting of stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Call and notice of all such regular meetings of the Board is hereby dispensed with. Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board, and shall be subject to the notice requirements set forth in Section 7 of this Article.

Section 7. Special Meetings.    Special meetings of the Board for any purpose or purposes may be called at any time by the Chief Executive Officer, Chairman of the Board, or by any two (2) directors.

Special meetings of the Board shall be held upon three (3) days’ written notice by mail or twenty-four (24) hours’ notice given personally or by telephone, telecopier, e-mail or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated in person or by telephone or wireless, to the recipient or to a person at the office or residence of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8. Quorum.    A majority of the authorized number of directors, constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Certificate of Incorporation.

Section 9. Participation in Meetings by Conference Telephone.    Members of the Board or any committee thereof may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

Section 10. Waiver of Notice.    The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or delivers a waiver by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. Adjournment.    A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 12. Fees and Compensation.    Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 13. Action Without Meeting.    Any action required or permitted to be taken by the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, shall consent in writing or by electronic communication to such action, and such writing or writings (or communications) are duly filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 14. Rights and Inspection.    Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 15. Committees.    The Board may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(i) The approval of any action for which the Delaware General Corporation Law also requires stockholders’ approval;

(ii) The filling of vacancies on the Board or in any committee;

(iii) The amendment or repeal of Bylaws or the adoption of new Bylaws;

(iv) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; or

(v) The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated a name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

Section 16. Submission of Resignation Upon Material Change in Occupation or Business Association.    A director shall submit a letter of resignation to the Board upon such individual director’s material change in principal occupation or business association. Such a letter of resignation shall become effective only if accepted by the Board.

ARTICLE IV

OFFICERS

Section 1. Officers.    The officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a President, a Chief Operating Officer, one or more Vice Presidents (who may be designated as executive or senior vice presidents as the Board may, from time to time, deem necessary), one or more Assistant Secretaries, one or more Assistant Financial Officers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2. Election.    The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

Section 3. Subordinate Officers.    The Board may appoint, and may empower the Chief Executive Officer or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. Any officer appointed pursuant to this Section 3 may be removed, with or without cause, by the Board or any such officer upon whom the power of removal has been conferred by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment.

Section 4. Removal and Resignation.    Any officer not appointed in accordance with the provisions of Section 3 or 5 hereof may be removed, either with or without cause, by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment.

Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6. Chairman of the Board.    The Chairman of the Board, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 7. Chief Executive Officer.    The Chief Executive Officer, shall be subject to the control of the Board and have general supervision, direction and control of the business and the officers of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and shall act as Chairman of the Board unless the Board has appointed a different person as Chairman.

Section 8. President; Chief Operating Officer.    The President or the Chief Operating Officer has the general powers and duties of management usually vested in the office of president, general manager and chief operating officer of a corporation and such other powers and duties as may be prescribed by the Board. In the absence of the Chief Executive Officer, the President shall perform the duties required of the Chief Executive Officer under these Bylaws.

Section 9. Vice President.    In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Section 10. Secretary.    The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive offices or business office.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 11. Chief Financial Officer.    The Chief Financial Officer is the principal financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer or the President or directors, whenever they request it, an account of all transactions entered into as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V

OTHER PROVISIONS

Section 1. Inspection of Corporate Records.    The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

(a) Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records permitted by the Delaware General Corporation Law and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

(b) In addition to the inspections rights set forth in Section 1(a) above and those available under the Delaware General Corporation Law, any stockholder or stockholders holding at least 5 percent in the aggregate of the outstanding voting shares of the Corporation or who hold at least 1 percent of those voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission shall have an absolute right to do either or both of the following: (1) inspect and copy the record of stockholder’s names and addresses and stockholdings during usual business hours upon five business days’ prior written demand upon the Corporation, or (2) obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the stockholder by the transfer agent upon request), a list of the stockholders’ names and addresses, who are entitled to vote for the election of directors, and their stockholdings, as of the most recent record date for which it has been compiled or as of a date specified by the stockholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The Corporation shall have the responsibility to cause its transfer agent to comply with this subsection.

(c) A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2. Inspection of Bylaws.    The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by stockholders at all reasonable times, during office hours. If the principal executive office of the Corporation is located outside the State of Delaware and the Corporation has no principal business office in such state, it shall upon the written notice of any stockholder furnish to such stockholder a copy of these Bylaws as amended to date.

Section 3. Endorsement of Documents; Contracts.    Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the Corporation and any other person, when signed by the Chief Executive Officer, the Chairman of the Board or the President, shall be valid and binding on the Corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by another person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 4. Certificates of Stock.    The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

Except as provided in this section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the Corporation may require that the Corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 5. Representation of Shares of other Corporations.    The President, the Chief Executive Officer, the Chief Financial Officer or any other officer or officers authorized by the Board, the Chief Executive Officer, the President or the Chief Financial Officer are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 6. Stock Purchase Plans.    The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 7. Stockholder Rights Plans.

(a) Except as provided in Section 7(b), the Board shall seek stockholder approval prior to its adoption of (a) any Stockholder Rights Plan with a term of more than 12 months or (b) any amendment which has the effect of extending the term of a Stockholder Rights Plan.

(b) The Board may adopt any Stockholders Right Plan or amendment which has the effect of extending the term of a Stockholder Rights Plan, provided that the Board, in the exercise of its fiduciary duties, determines that, under the circumstances existing at the time, it is in the best interests of the stockholders of the Corporation to adopt or extend a Stockholders Rights Plan without delay, and provided further that the Board submits any Stockholders Right Plan adopted or extended pursuant to this Section 7(b) to the stockholders for ratification at a meeting to be held within 12 months of such adoption or extension of the Stockholders Rights Plan by the Board. If the adoption or extension of the Stockholders Rights Plan is not approved by the majority of the outstanding shares entitled to vote at the meeting, then the Stockholders Rights Plan shall immediately terminate.

(c) “Stockholder Rights Plan” refers in this Section 7 to any stockholder rights plan, rights agreement or any other form of rights plan generally referred to as a “poison pill” which is designed to or has the effect of making an acquisition of significant holdings of the corporation’s shares of stock more difficult or expensive.

Section 8. Construction and Definitions.    Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these Bylaws.

ARTICLE VI

INDEMNIFICATION

Section 1. Right to Indemnification.    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 4, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

Section 2. Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense asserted against or incurred by such person in or arising from that capacity, or arising out of his or her status as such, whether or not the Corporation would otherwise have the power or the obligation to indemnify the person against such liability or expense. The Corporation shall not be obligated under these Bylaws to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

Section 3. Expenses Payable in Advance.    Expenses (including attorneys’ fees and expenses) incurred by a director or officer, or a former director or officer, in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him or her in his her capacity as an officer or director of the Corporation, whether civil or criminal, shall be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a request therefor and an undertaking by or on behalf of the director or officer, or former director or officer, to repay such amounts if it ultimately shall be determined by final judicial decision from which there is no further right of appeal that he or she is not entitled to be indemnified by the Corporation.

Section 4. Claims.    If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 5. Nonexclusivity of Rights.    The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6. Other Sources.    The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 7. Amendment or Repeal.    Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

Section 8. Other Indemnification and Advancement of Expenses.    This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

AMENDMENTS

These Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of at least a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation. The Board shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws by unanimous written consent or at any annual, regular, or special meeting of the Board by the affirmative vote of a majority of the whole number of directors.

PROXY	PROXY

OSI SYSTEMS, INC.

12525 Chadron Avenue, Hawthorne, CA 90250

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement and appoints Deepak Chopra and Ajay Mehra and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of OSI Systems, Inc. (the “Company”) held of record by the undersigned as of the close of business on December 22, 2009, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held on February 19, 2010, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1.	To elect the following directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified:

FOR ALL                 WITHHOLD AUTHORITY FOR ALL

Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Leslie E. Bider and David T. Feinberg

To withhold authority to vote for any individual nominee, check the box marked “For All” above and write the nominee’s name in the space provided here:

2.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

FOR                 AGAINST                 ABSTAIN

3.	To approve the reincorporation of the Company from California to Delaware.

FOR                 AGAINST                 ABSTAIN

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE FEBRUARY 19, 2010 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS IN SPACE PROVIDED.

♦	NEW ADDRESS:

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

Signature: Dated:

Signature: Dated: